EXHIBIT 10.1

REVOLVING CREDIT AGREEMENT

dated as of August 3, 2011

among

AMREIT, INC.,
a Maryland corporation,
as Borrower,

THE LENDERS LISTED HEREIN,

PNC BANK, NATIONAL ASSOCIATION
as Administrative Agent,

PNC CAPITAL MARKETS LLC
as Sole Lead Arranger and Sole Book Runner

CAPITAL ONE, NATIONAL ASSOCIATION, as Syndication Agent

AMEGY BANK and US BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents

i

		2.10.2	Payment	35
		2.10.3	Default Interest	35
		2.10.4	Maximum Legal Rate	36
	2.11	Fees		36
		2.11.1	Unused Commitment Fee	36
		2.11.2	Letter of Credit Fees	36
		2.11.3	Other Fees	37
	2.12	Computation of Fees and Interest		37
	2.13	Payments by Borrower		37
		2.13.1	Timing of Payments	37
		2.13.2	Non-Business Days	37
		2.13.3	Payment May be Made by Administrative Agent	37
	2.14	Payments by the Lenders to Administrative Agent		38
		2.14.1	Administrative Agent May Make Borrowings Available	38
		2.14.2	Obligations of Lenders Several	38
		2.14.3	Failure to Satisfy Conditions Precedent	39
		2.14.4	Funding Source	39
	2.15	Sharing of Payments, Etc		39
	2.16	Defaulting Lender		39
		2.16.1	Notice and Cure of Lender Default; Election Period; Electing Lenders	39
		2.16.2	Removal of Rights: Indemnity	40
		2.16.3	Commitment Adjustments	41
		2.16.4	No Election	41
3.	TAXES, YIELD PROTECTION AND ILLEGALITY			41
	3.1	Taxes		41
		3.1.1	Payments Free of Taxes	41
		3.1.2	Payment of Other Taxes by Borrower	41
		3.1.3	Indemnification by Borrower	41
		3.1.4	Evidence of Payments	42
		3.1.5	Status of Lenders	42
		3.1.6	Treatment of Certain Refunds	42
	3.2	Illegality		43
	3.3	Increased Costs		43
		3.3.1	Increased Costs Generally	43
		3.3.2	Capital Requirements	44
		3.3.3	Delay in Requests	44
	3.4	Funding Losses		44
	3.5	Inability to Determine Rates		45
	3.6	Certificate of Lender		45
	3.7	Mitigation Obligations; Replacement of Lenders		46
	3.8	Survival		46
4.	UNENCUMBERED ASSET POOL			46
	4.1	Additions of Property to the Unencumbered Asset Pool		46
	4.2	Delivery of Information		48
5.	CONDITIONS TO DISBURSEMENTS			49

	5.1	Conditions to Initial Loans		49
		5.1.1	Deliveries to Administrative Agent	49
		5.1.2	Payment of Fees	51
		5.1.3	Payment of Expenses	51
	5.2	Conditions of all Borrowings and Letters of Credit		51
6.	COVENANTS OF BORROWER			51
	6.1	Specific Affirmative Covenants		51
		6.1.1	Compliance with Law	51
		6.1.2	Site Visits	52
		6.1.3	Insurance	52
		6.1.4	Preservation of Rights	53
		6.1.5	Taxes 53
		6.1.6	Appraisals	53
		6.1.7	Certain Unencumbered Asset Pool Covenants	54
	6.2	Payment of Expenses		54
	6.3	Financial and Other Information; Certification		54
	6.4	Notices		57
	6.5	Negative Covenants		58
		6.5.1	Limitations on Certain Activities	58
		6.5.2	Material Changes	59
	6.6	Type of Business; Development Covenants		59
	6.7	Performance of Acts		60
	6.8	Keeping Permitted Affiliates Informed		60
	6.9	Maximum Consolidated Indebtedness Ratio		60
	6.10	Debt Ratios		60
	6.11	Fixed Charge Coverage Ratio		60
	6.12	Minimum Consolidated Net Worth		60
	6.13	Maximum Quarterly Dividends		61
	6.14	Negative Pledge; Limitations on Affiliate Indebtedness.		61
	6.15	Change in Control or Management of the Unencumbered Asset Pool Property		61
	6.16	Books and Records		62
	6.17	Audits		62
	6.18	Cooperation		62
	6.19	ERISA Plans		62
	6.20	Use of Proceeds		62
	6.21	Use of Proceeds – Ineligible Securities		62
	6.22	Stock Exchange Listing		62
7.	REPRESENTATIONS AND WARRANTIES			62
	7.1	Organization of Borrower and each Permitted Affiliate		62
	7.2	Authorization		62
	7.3	Enforceable Agreement		63
	7.4	Good Standing		63
	7.5	No Conflicts		63
	7.6	Financial Information		63
	7.7	Borrower Not a “Foreign Person”		63

	7.8	Lawsuits		63
	7.9	Permits, Franchises		63
	7.10	Other Obligations		64
	7.11	Income Tax Returns		64
	7.12	No Event of Default		64
	7.13	ERISA Plans		64
	7.14	Location of Borrower		64
	7.15	No Required Third Party/Governmental Approvals		64
	7.16	Regulated Entities		64
8.	DEFAULT AND REMEDIES			64
	8.1	Events of Default		65
	8.2	Remedies		67
		8.2.1	Termination of Commitment to Lend	67
		8.2.2	Acceleration of Loans	67
		8.2.3	Security for Letters of Credit	67
		8.2.4	Exercise of Rights and Remedies	67
	8.3	Application of Funds		67
9.	ADMINISTRATIVE AGENT			68
	9.1	Appointment and Authority		68
	9.2	Rights as a Lender		68
	9.3	Exculpatory Provisions		69
		9.3.1	Limitation of Administrative Agent’s Duties	69
		9.3.2	Limitation of Administrative Agent’s Liability	69
		9.3.3	Limitation of Administrative Agent’s Responsibilities	69
	9.4	Reliance by Administrative Agent		69
	9.5	Delegation of Duties		70
	9.6	Resignation of Administrative Agent		70
		9.6.1	Notice of Resignation	70
		9.6.2	Resignation by PNC Bank	71
	9.7	Non-Reliance on Administrative Agent and Other Lenders		71
	9.8	No Duties, Etc		71
	9.9	Administrative Agent May File Proofs of Claim		71
	9.10	Release of Permitted Affiliate from Payment Guaranty		72
10.	MISCELLANEOUS PROVISIONS			72
	10.1	Amendments and Waivers		72
	10.2	Notices; Effectiveness; Electronic Communication		74
	10.3	No Waiver; Cumulative Remedies		76
	10.4	Costs and Expenses; Indemnity; Waiver of Consequential Damages, Etc		76
	10.5	Successors and Assigns		78
	10.6	Confidentiality		81
	10.7	Right of Setoff		82
	10.8	No Third Parties Benefited		82
	10.9	Payments Set Aside		82
	10.10	Counterparts; Integration; Effectiveness		83
	10.11	Survival of Representations and Warranties		83
	10.12	Severability		83

10.13	Replacement of Lenders	83
10.14	Governing Law; Jurisdiction; Etc.	84
10.15	Waiver of Jury Trial	85
10.16	USA PATRIOT Act Notice	85
10.17	Time of the Essence	85
10.18	No Fiduciary Relationship	86

SCHEDULE 1.1	LENDERS’ NAMES AND PRO RATA SHARES
SCHEDULE 1.2	ADMINISTRATIVE AGENT’S OFFICE; ADMINISTRATIVE AGENT’S PAYMENT OFFICE
SCHEDULE 1.3	PERMITTED AFFILIATES
SCHEDULE 1.4	PROCESSING AND RECORDATION FEES

EXHIBIT A	UNENCUMBERED ASSET POOL PROPERTY
EXHIBIT B	FORM OF NOTICE OF BORROWING OR CONVERSION/CONTINUATION
EXHIBIT C	FORM OF LETTER OF CREDIT APPLICATION
EXHIBIT D	COMPLIANCE CERTIFICATE
EXHIBIT E	FORM OF ASSIGNMENT AND ASSUMPTION
EXHIBIT F	FORM OF PAYMENT GUARANTY (PERMITTED AFFILIATE)
EXHIBIT G	FORM OF REVOLVING NOTE

v

REVOLVING CREDIT AGREEMENT

          This REVOLVING CREDIT AGREEMENT (this “Agreement”), dated as of August 3, 2012, is among AMREIT, INC., a Maryland corporation (“Borrower”), the several financial institutions from time to time party to this Agreement (collectively, the “Lenders” and individually, a “Lender”), and PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, “Administrative Agent”) and as L/C Issuer.

Background

          WHEREAS, Borrower has requested that Lenders make available, and Administrative Agent administer, an unsecured revolving credit facility in the maximum principal amount of $75,000,000; and

          WHEREAS, Lenders are willing to make available to Borrower, and Administrative Agent is willing to administer, such facility, subject to and upon the terms and conditions set forth herein.

Agreement

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1.       DEFINITIONS.

          1.1        Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

          “Acquisition Costs” means, with respect to Borrower and its consolidated subsidiaries, costs incurred in acquiring operating properties, including but not limited to: title insurance, survey, environmental testing, finder’s fees, brokerage commissions, advisory fees, legal fees, accounting fees, valuation costs, and other professional or consulting fees.

          “Act” shall have the meaning set forth in Section 10.16.

          “Additional Unencumbered Asset Pool Requirements” means (i) a minimum of six (6) Unencumbered Asset Pool Properties shall be maintained in the Unencumbered Asset Pool at all times with an aggregate Unencumbered Asset Pool Value of at least Fifty Million Dollars ($50,000,000), (ii) the portion of the Unencumbered Asset Pool Value attributable to any one Unencumbered Asset Pool Property shall not exceed thirty percent (30%) at any time, and (iii) each Unencumbered Asset Pool Property shall have minimum occupancy of 80% (or if less than 80% occupied, then such Unencumbered Asset Property, together with all other Unencumbered Asset Pool Properties with a then minimum occupancy rate of less than 80%, shall comprise less than 15% of the Unencumbered Asset Pool Value).

          “Administrative Agent” means PNC Bank, National Association, in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, and any successor administrative agent designated under Section 9.6.

          “Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.2, or such other address or account as Administrative Agent may from time to time notify Borrower and the Lenders in writing.

          “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.

          “Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.

          “Agent’s Payment Office” means the address for payments set forth herein for Administrative Agent, as specified in Schedule 1.2, or such other address as Administrative Agent may from time to time specify by the delivery of a written notice to Borrower and the Lenders.

          “Agreement” means this Revolving Credit Agreement, as supplemented, modified, amended or amended and restated from time to time.

          “Applicable Margin” means the Applicable LIBOR Margin or the Applicable Reference Rate Margin determined from the following pricing grid based on the then current Consolidated Indebtedness Leverage Ratio as provided below:

TIER	CONSOLIDATED INDEBTEDNESS LEVERAGE RATIO	APPLICABLE LIBOR MARGIN (BPS)	APPLICABLE REFERENCE RATE MARGIN (BPS)
I	< 45%	205	105
II	> 45% and < 50%	225	125
III	> 50% and < 55%	250	150
IV	> 55%	275	175

          Any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Indebtedness Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered to Administrative Agent as required herein; provided, however, that if a Compliance Certificate is not delivered when due in accordance with this Agreement, then Tier IV shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered, until such time as an appropriate Compliance Certificate is delivered to Administrative Agent, at which time the Tier shall be determined by reference to the Consolidated Indebtedness Leverage Ratio as specified in such Compliance Certificate. The Applicable Margin in effect from the Closing Date through the date of delivery of the initial Compliance Certificate delivered pursuant to Section 6.3(g) shall be based upon Tier I.

          “Applicable LIBOR Margin” means the Applicable Margin for LIBOR Loans.

          “Applicable Reference Rate Margin” means the Applicable Margin for Reference Rate Loans.

          “Applicable Unused Fee” means (a) thirty five (35) basis points if the average Outstanding Amount of all Loans plus the average Outstanding Amount of all L/C Obligations for any applicable quarter is less than fifty percent (50%) of the average Commitments of all the Lenders then in effect during such quarter and (b) twenty five (25) basis points if the average Outstanding Amount of all Loans plus the average Outstanding Amount of all L/C Obligations for any applicable quarter is equal to or greater than fifty percent (50%) of the average Commitments of all the Lenders then in effect during such quarter.

          “Appraisal” means a written appraisal prepared by an independent appraiser engaged by Administrative Agent for the benefit of the Lenders at Borrower’s sole cost and expense prepared in compliance with all applicable regulatory requirements, being also subject to Administrative Agent’s customary independent appraisal requirements, setting forth such appraiser’s determination of the “As-Is” dollar value of the applicable Unencumbered Asset Pool Property and satisfactory in form and substance to Administrative Agent.

          “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          “Arranger” means PNC Capital Markets LLC, in its capacity as sole lead arranger and sole book runner.

          “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.5), and accepted by Administrative Agent, in substantially the form of Exhibit E or any other form approved by Administrative Agent.

          “Availability” means, at any time, an amount equal to the least of the following: (a) 55% of the Unencumbered Asset Property Value at such time, (b) the Maximum Commitment Amount at such time, or (c) an amount that results in a Debt Service Coverage Ratio for the four preceding calendar quarters of less than 1.50:1.0.

          “Borrower” has the meaning set forth in the introductory clause hereof.

          “Borrower’s Knowledge” means the actual knowledge of the general counsel, chief financial officer or chief executive officer of Borrower; provided, however, that, if Administrative Agent, L/C Issuer or any Lender sends a notice with regards to any matter pursuant to the provisions of Section 10.2 hereof in accordance with the terms of such Section 10.2, Borrower shall be deemed to have knowledge of the matters set forth in such notice as of the date of receipt of such written notice.

          “Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of LIBOR Loans, having the same Interest Period, made by each of the Lenders pursuant to Section 2.1.

          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, Pittsburgh Pennsylvania and/or the state where Administrative Agent’s Office is located, are authorized or required by Law to close and, if the applicable Business Day relates to any LIBOR Loan, means any such day on which dealings in dollar deposits are conducted by and between banks in the London interbank eurodollar market.

          “Capital Interest” means, with respect to any Joint Venture, the ratio of (i) Borrower’s contribution to the capital of such Joint Venture to (ii) the aggregate amount of all contributions to the capital of such Joint Venture.

          “Capitalization Rate” means 7.50%.

          “Capital Reserve” means $0.25 per square foot of net leasable area per year for all real properties owned by Borrower and its consolidated subsidiaries.

          “Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings.

          “Change in Control” means the occurrence of any of the following:

          (a)        Any Person (including a Person’s Affiliates and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of Borrower equal to at least thirty percent (30%);

          (b)        As of any date a majority of the Board of Directors or similar body (the “Board”) of Borrower consists of individuals who were not either (i) directors of Borrower as of the corresponding date of the previous year, or (ii) selected or nominated to become directors by the Board of Borrower of which a majority consisted of individuals described in clause (b)(i) above, or (iii) selected or nominated to become directors by the Board of Borrower, which majority consisted of individuals described in clause (b)(i) above and individuals described in clause (b)(ii), above (excluding, in the case of both clause (ii) and (iii) above, any individual whose initial nomination for, or assumption of office as, a member of the Board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person or group other than a solicitation for the election of one or more directors by or on behalf of the Board); or

          (c)        Borrower shall suffer a change in its executive management such that (i) H. Kerr Taylor is no longer Chief Executive Officer, President and Chairman of the Board of Directors, (ii) Chad Braun is no longer Executive Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary, (iii) Brett P. Treadwell is no longer Managing Vice President, Finance and Chief Accounting Officer or (iv) there is a change in 25% or more of Borrower’s executive management which is in place on the Closing Date, unless such executive management is replaced by parties reasonably acceptable to Administrative Agent within ninety (90) days of such change.

          “Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law) , in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented..

          “Closing Date” means the earliest date on which all conditions precedent set forth in Section 5.1 are satisfied or waived in accordance with Section 10.1(a).

          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

          “Commitment” means, as to each Lender, its obligation to (a) make Loans to Borrower pursuant to Section 2, and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

          “Compliance Certificate” shall have the meaning set forth in Section 4.1(b).

          “Consolidated Indebtedness” means, without duplication, (a) all Indebtedness of Borrower and its consolidated subsidiaries, including subordinated debt, capitalized leases, purchase obligations (defined as nonrefundable deposits and non-contingent obligations), L/C Obligations and unfunded obligations of Borrower or any consolidated subsidiary reported in accordance with GAAP, (b) Borrower’s actual share of non-recourse liabilities of unconsolidated Joint Ventures and (c) all liabilities of Affiliates that are recourse to Borrower. The term “Consolidated Indebtedness” does not include that portion of Borrower’s liabilities attributable to Non-Borrower Interests.

          “Consolidated Indebtedness Leverage Ratio” means, as of the date of determination, the ratio of Consolidated Indebtedness to Gross Asset Value.

          “Consolidated Net Worth” means, as of any date of determination, consolidated total equity of Borrower and its consolidated subsidiaries, on a consolidated basis, as reported on Borrower’s most recently delivered financial statements.

          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

          “Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the percentage prescribed by the Federal Reserve for determining the maximum reserve requirements with respect to any eurocurrency funding by banks on such day.

          “Debt Service” means with respect to the Obligations, as of the date of determination calculated on an annualized basis, an amount equal to the greater of (x) the sum of the aggregate actual interest payments, Letter of Credit Fee and other fees paid or payable in respect of or relating to the Obligations, or (y) the sum of amortized principal and interest payments calculated on a 25 year amortization schedule at the greater of the following rates: (i) 2.0% over the yield to maturity of the imputed ten (10) year United States Treasury bill yield at any time of calculation based upon published quotes for Treasury bills having ten (10) years to maturity; or (ii) 6.50%.

          “Debt Service Coverage Ratio” means, as of the date of determination, the ratio of (a) the Net Operating Income for the Unencumbered Asset Pool for the four preceding consecutive calendar quarters divided by (b) the amount of Debt Service for such four calendar quarter period.

          “Default” means any event or circumstance which, with notice or the passage of time or both, would become an Event of Default.

          “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, unless such failure has been cured, (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or such failure has been cured, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

          “Defaulting Lender Amount” has the meaning given to it in Section 2.16.1.

          “Defaulting Lender Notice” has the meaning given to it in Section 2.16.1.

          “Default Rate” means the per annum rate of interest that is 400 basis points in excess of the rate otherwise applicable.

          “Designated Borrower’s Account” has the meaning given to it in Section 9.4.

          “Dollar” and “$” mean lawful money of the United States.

          “EBITDA” means, for any fiscal period of Borrower and its consolidated subsidiaries, (a) the sum for such period of (i) consolidated net income (or loss), (ii) consolidated interest expense

(including capitalized interest expense), to the extent included as an expense in the calculation of consolidated net income (or loss); (iii) consolidated charges against income for all federal, state and local taxes based on income, (iv) consolidated depreciation expense, to the extent included as an expense in the calculation of consolidated net income (or loss), (v) consolidated amortization expense, to the extent included as an expense in the calculation of consolidated net income (or loss), (vi) the aggregate amount of other non-cash charges and expenses, to the extent included as an expense in the calculation of consolidated net income (or loss), (vii) the aggregate amount of extraordinary losses included in the determination of consolidated net income for such period, to the extent included as an expense in the calculation of consolidated net income (or loss) and (viii) Acquisition Costs, less (b) the aggregate amount of extraordinary gains included in the determination of consolidated net income for such period, less (c) gains and losses from the sale of assets and in each case excluding all Non-Borrower Interests, all as determined in accordance with GAAP, consistently applied. For purposes of this definition, EBITDA includes Borrower’s pro rata shares of interest expense, federal, state and local taxes based on income, depreciation expense and amortization expense for Joint Ventures, based on its Capital Interests in such Joint Ventures.

          “Electing Lender” has the meaning given to it in Section 2.16.1.

          “Election Notice” has the meaning given to it in Section 2.16.1.

          “Election Period” shall have the meaning set forth in Section 2.16.1.

          “Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; (d) an Eligible Lender, and (e) any other Person (other than a natural person) approved by (i) Administrative Agent in its reasonable discretion (each such approval not to be unreasonably withheld or delayed) and (ii) unless an Event of Default has occurred and is continuing, Borrower (each such approval by Borrower not to be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include Borrower or any of Borrower’s Affiliates or subsidiaries. Approval by Administrative Agent or, if required, by Borrower of any Person as an Eligible Assignee shall not constitute a waiver of any right to approve any other Person before such other Person can become an Eligible Assignee.

          “Eligible Lender” means any Person, other than Borrower or any Affiliates or subsidiaries of Borrower who (i) is rated BBB- or better by S&P or Baa3 or better by Moody’s or is a commercial bank, financial institution, institutional lender with total assets of at least $5,000,000,000, and (ii) is regularly engaged in the business of commercial real estate lending and maintains one or more lending offices in the United States.

          “Environmental Laws” means all federal, state, and local laws, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements, governmental restrictions and regulations relating to pollution and the protection of the environment or the release of any Hazardous Substances into the environment, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1802, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Toxic Substance

Control Act of 1976, as amended, 15 U.S.C. § 2601 et seq., the Clean Water Act, 33 U.S.C. § 466 et seq., as amended, and the Clean Air Act, 42 U.S.C. § 7401 et seq.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

          “Event of Default” means any of the events or circumstances specified in Section 8.1.

          “Excluded Taxes” means, with respect to Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it, under the laws of any Governmental Authority, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any Governmental Authority, and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.1.5, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 3.1.5, and (d) (d) any Taxes imposed as a result of the failure of such recipient to satisfy the applicable requirements of FATCA.

          “Extended Maturity Date” means the date that immediately follows the expiration of the Extension Period, if the Original Maturity Date is duly extended by Borrower hereunder for the Extension Period.

          “Extension Fee” has the meaning given it in Section 2.9(c).

          “Extension Period” means the consecutive twelve (12) month period immediately following the Original Maturity Date, as set forth in Section 2.9 hereof.

          “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended versions of Sections 1471 through 1474 of the Code that are substantively comparable and not materially more onerous to comply with) and any regulations or official interpretations thereof.

          “Federal Funds Open Rate” shall mean, for any day, the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by Administrative Agent (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Federal Funds Open Rate without notice to Borrower.

          “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to PNC Bank on such day on such transactions, as determined by Administrative Agent.

          “Fee Letter” has the meaning given to it in Section 2.11.3.

          “Fitch” means Fitch, Inc.

          “Fixed Charges” means, for any fiscal period of Borrower and its consolidated subsidiaries, the sum of the following items for such period (including Borrower’s actual share of each such item for each Joint Venture): (i) interest expense (whether paid or accrued) on Indebtedness, (ii) capitalized interest expense, (iii) preferred stock dividends, (iv) scheduled principal payments on Indebtedness, other than balloon payments due at maturity, and (v) the greater of (a) the actual recurring maintenance capital expenditures or (b) a reserve for recurring capital expenditures in an amount equal to the Capital Reserve for such period.

          “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. As an example, if Borrower is a resident of the United States for tax purposes, a “Foreign Lender” will be any Lender that is organized under the laws of any country, other than the United States.

          “Fronting Fee” has the meaning set forth in Section 2.11.2.

          “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          “Funds From Operations” means, with respect to Borrower and its consolidated subsidiaries, net income (computed in accordance with GAAP) calculated in conformity with the National Association of Real Estate Investment Trusts in its White Paper on Funds From Operations, as defined, clarified or amended from time to time, excluding (unless otherwise approved by the Administrative Agent, such approval not to be unreasonably withheld) (1) gains or losses from sales of property held for investment, (2) extraordinary and non recurring items, plus Acquisition Costs, depreciation and amortization and after adjustments for any unconsolidated subsidiaries of Borrower. Adjustments for such unconsolidated subsidiaries of Borrower shall be calculated to reflect their Funds From Operations on the same basis as provided in the foregoing for the subsidiaries of Borrower.

          “GAAP” means generally accepted accounting principles as set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, consistently applied.

          “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

          “Gross Asset Value” means, as of any determination date, the sum of (without duplication):

                    (a)        the amount of cash, cash equivalents and marketable securities held by Borrower and its consolidated subsidiaries as of such date of determination; plus

                    (b)        the Unencumbered Pool Asset Value as of such date of determination; plus

                    (c)        the value of income-producing real property (other than the Unencumbered Asset Pool Properties) owned by Borrower and its consolidated subsidiaries for four fiscal quarters or more as of such date of determination, based upon, at Borrower’s option, either (i) the “As-Is” appraised value for such real property or (ii) the value obtained by dividing the Net Operating Income for such real property by the Capitalization Rate; plus

                    (d)        the book value of income-producing real property (other than the Unencumbered Asset Pool Properties) owned by Borrower and its consolidated subsidiaries for less than four fiscal quarters as of such date of determination; plus

                    (e)        the value of real property (other than the Unencumbered Asset Pool Properties) owned by Borrower and its consolidated subsidiaries that is land or under development and not income producing, based upon, the lower of (i) the acquisition cost of such real property or (ii) the “As-Is” appraised value of such real property; plus

                    (f)        the book value of all tangible assets (other than real estate) owned by Borrower and its consolidated subsidiaries.

          “Guaranty Obligation” means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

          “Hazardous Substance” means any substance, material or waste, including asbestos and petroleum (including crude oil or any fraction thereof), polychlorinated biphenyls, radon gas, urea formaldehyde foam insulation, explosive or radioactive material, or infectious or medical wastes, which is or becomes designated, classified or regulated as “toxic,” “hazardous,” a “pollutant” or similar designation under, or which is regulated pursuant to, any Environmental Law.

          “Honor Date” shall have the meaning set forth in Section 2.5.1(a).

          “Indebtedness” of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services; (c) all reimbursement obligations with respect to surety bonds, letters of credit and similar instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all indebtedness referred to in clauses (a) through (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (g) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above.

          “Indemnified Taxes” means Taxes other than Excluded Taxes.

          “Indemnitees” has the meaning set forth in Section 10.4(b).

          “Information” has the meaning set forth in Section 10.6.

          “Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. federal, state or foreign law, including the United States Bankruptcy Code (11 U.S.C. §101 et seq.).

          “Interest Payment Date” means, as applicable, (a) for each Reference Rate Loan and each LIBOR Loan, on the fifteenth day of each calendar month, (b) the Maturity Date, and (c) the date of any prepayment of any Loan made hereunder, as to the amount prepaid.

          “Interest Period” means with respect to any LIBOR Loan, the period commencing on the Business Day the Loan is disbursed or continued or on the conversion date on which the Loan is converted to a LIBOR Loan and ending on the date that is one, two, three or six months (or such longer period as Administrative Agent in its sole discretion may permit Borrower to elect, subject to availability from all Lenders) thereafter, as selected by Borrower in its Notice of Borrowing or Conversion/Continuation; provided, however, that until such time that the syndication of the credit facility created hereunder has been completed, the Interest Period shall be a one (1) month period, if Administrative Agent so elects; and provided further that:

                    (g)        if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and

                    (h)        any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                    (i)         no Interest Period shall extend beyond the Maturity Date.

          “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

          “Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and Borrower (or any subsidiary, Joint Venture or Permitted Affiliate) or in favor the L/C Issuer and relating to any such Letter of Credit.

          “Joint Venture” means a Person in which Borrower has an ownership interest that is less than 100%.

          “Joint Venture Investments” means the aggregate amount of Borrower’s investments (valued in accordance with GAAP), advances and loans to Joint Ventures unconsolidated under GAAP.

          “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

          “L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

          “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

          “L/C Issuer” means PNC Bank in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

          “L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.2.4. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

          “Lender Reply Period” has the meaning given to it in Section 10.2(f).

          “Lenders” means PNC Bank and the several additional financial institutions from time to time a party to this Agreement.

          “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in the Administrative Questionnaire for such Lender, or such other office as such Lender may designate to Borrower and Administrative Agent in writing from time to time.

          “Letter of Credit” means a standby letter of credit issued by PNC Bank for Borrower’s account pursuant to Section 2.1.

          “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

          “Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the Maturity Date then in effect.

          “Letter of Credit Fee” has the meaning set forth in Section 2.11.2.

          “Letter of Credit Sublimit” means, at any time, the lesser of (a) $5,000,000 or (b) the difference between (i) the Availability at such time and (ii) the sum of the aggregate Outstanding Amount of all Loans and the Outstanding Amount of all L/C Obligations outstanding at such time.

          “LIBOR Base Rate” means, for any Interest Period with respect to any LIBOR Loan, the rate per annum equal to the rate per annum which appears on the Bloomberg Page BBAM1 (or on a substitute Bloomberg page that displays rates at which Dollar deposits are offered by leading banks in the London interbank deposit market), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “LIBOR Base Rate” for such Interest Period shall be the rate per annum determined by Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted by Administrative Agent and with a term equivalent to such Interest Period as would be offered by a source selected by Administrative Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which Dollar deposits are offered by leading banks in the London interbank deposit market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.

          “LIBOR Borrowing” means a Borrowing consisting of LIBOR Loans.

          “LIBOR Loan” means a Loan that bears interest at a rate based upon the LIBOR Rate.

          “LIBOR Rate” means, the interest rate per annum (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) determined by Administrative Agent by dividing (i) the LIBOR Base Rate by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage. The LIBOR Rate may also be expressed by the following formula:

LIBOR Rate	=	LIBOR Base Rate
1.00 – LIBOR Reserve Percentage

          “LIBOR Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to LIBOR funding (currently referred to as “LIBOR liabilities”). The LIBOR Rate for each outstanding LIBOR Loan shall be adjusted automatically as of the effective date of any change in the LIBOR Reserve Percentage.

          “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the lessor’s interest under a capital lease (determined in accordance with GAAP), any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement under the UCC or any comparable law naming the owner of the asset to which such lien relates as debtor) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease (determined in accordance with GAAP).

          “Loan(s)” has the meaning set forth in Section 2.1(a)(i).

          “Loan Documents” means this Agreement, the Revolving Notes, each Payment Guaranty, each Issuer Document and any other documents executed and/or delivered to Administrative Agent, on behalf of the Lenders, in connection therewith, in each case as supplemented, modified, amended or amended and restated from time to time.

          “Majority Lenders” means, as of any date of determination, the Lenders having at least 51% of the Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to issue Letters of Credit have been terminated pursuant to Section 8.2, the Lenders holding in the aggregate at least 51% of the Outstanding Amount of all Loans plus the Outstanding Amount of all L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Outstanding Amount held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders; and provided further that if there are fewer than three Lenders, all Lenders shall be Majority Lenders.

          “Maturity Date” means the earlier of the following dates: (a) the Original Maturity Date or, if Borrower has exercised its extension option pursuant to and in accordance with Section 2.9 hereof, the Extended Maturity Date, or (b) any earlier date on which all of the Loans shall become due, whether by acceleration, mandatory prepayment or otherwise; provided, however, in all cases, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

          “Maximum Commitment Amount” means, at any time, an amount equal to $75,000,000, subject to decrease pursuant to the provisions of Section 2.7 and to increase pursuant to the provisions of Section 2.2.

          “Moody’s” means Moody’s Investors Service, Inc.

          “Mortgage” means a first priority mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for payment of Indebtedness.

          “Mortgage Receivables” means a promissory note secured by a Mortgage of which Borrower or a subsidiary of Borrower is the holder and retains the rights of collection of all payments thereunder.

          “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

          “Net Operating Income” means, for any property as of any date of determination, an amount equal to (i) the aggregate gross revenues from the operations of such property during the four fiscal quarter period most recently ended (excluding any accrued revenues attributable to so-called “straight-line rent accounting”); minus (ii) the sum of (a) all expenses and other proper charges incurred in connection with the operation of such property during such period, including real estate taxes but excluding management fees, debt service charges, income taxes, depreciation, amortization and other non-cash expenses, (b) income from tenants in bankruptcy whose leases have not been affirmed by the bankruptcy court, income from tenants operating under defaulted leases (after expiration of any applicable notice and cure periods with respect to the default in question), income from tenants not in occupancy and income from tenants whose leases expire within ninety (90) days and who have not executed lease renewals, (c) the greater of (Y) the actual recurring maintenance capital expenditure reserves or (Z) a reserve for recurring capital expenditures in an amount equal to the Capital Reserve for such period and (d) all management fees (calculated as the greater of the actual management fees or 3% of gross revenues for such property).

          “Nominated Property” has the meaning given to it in Section 4.1(a).

          “Non-Borrower Interests” means (a) the portion of capital contributed to Borrower or any Joint Venture by a Person other than Borrower; and (b) the portion of income of Borrower or any Joint Venture that is allocated to a Person other than Borrower.

          “Non-Recourse Indebtedness” means, with respect to any Person, Indebtedness of that Person with respect to which recourse to such Person for payment is contractually limited to specific assets encumbered by a Lien securing such Indebtedness. Notwithstanding the foregoing, Indebtedness of any Person shall not fail to constitute Non-Recourse Indebtedness by reason of the inclusion in any document evidencing, governing, securing or otherwise relating to such Indebtedness to the effect that such Person shall be liable, beyond the assets securing such Indebtedness, for (a) misapplied moneys, including insurance and condemnation proceeds and security deposits, (b) liabilities (including environmental liabilities) of the holders of such Indebtedness and their affiliates to third parties, (c) breaches of customary representations and warranties given to the holders of such Indebtedness, (d) commission of waste with respect to any part of the collateral securing such Indebtedness, (e) recovery of rents, profits or other income attributable to the collateral securing such Indebtedness collected following a default, (f)

fraud, gross negligence or willful misconduct, (g) breach of any covenants regarding compliance with ERISA, and (h) other similar exceptions to the non-recourse nature of the Indebtedness imposed by an institutional lender.

          “Notice of Borrowing or Conversion/Continuation” means a notice substantially in the form of Exhibit B given by Borrower to Administrative Agent pursuant to Section 2.3, 2.5 or Section 2.6, as applicable, which shall include, in the case of a request for a Letter of Credit, a Letter of Credit Application.

          “O&M Plan” means an operations and maintenance plan relating to any asbestos containing materials.

          “Obligations” means all Loans, advances, debts, liabilities, obligations and covenants owing from Borrower or any Permitted Affiliate to any Lender, Administrative Agent or any Indemnitee under any Loan Document, whether absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against Borrower or any Permitted Affiliate of any proceeding under any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

          “Original Maturity Date” shall mean the date that is thirty-six (36) months from the Closing Date.

          “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document. Other Taxes shall not include any Excluded Taxes.

          “Outstanding Amount” means(s) (a) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to the issuance, extension or increase of any Letter of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

          “Participant” shall have the meaning set forth in Section 10.5(d).

          “Payment Guaranty” means a guaranty by a Permitted Affiliate of the Obligations of Borrower under this Agreement in favor of Administrative Agent, as administrative agent for the Lenders, substantially in the form of Exhibit F hereto.

          “PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.

          “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

          “Permitted Affiliate” means each direct or indirect wholly-owned subsidiary of Borrower that owns an Unencumbered Asset Pool Property (or holds the interest in such Unencumbered Asset Pool Property as is described in Section 4.1(a)(1) and is or becomes a party to a Payment Guaranty, including, on the Closing Date, each entity that is listed on Schedule 1.3 hereto. Upon removal of the Unencumbered Asset Pool Property owned by such subsidiary from the Unencumbered Asset Pool pursuant to Section 4.1(b) or Section 4.1(c), and as long as such subsidiary no longer owns (or holds any interest as is described in Section 4.1(a)(l) in) any Unencumbered Pool Property included in the calculation of Availability, such subsidiary shall no longer constitute a Permitted Affiliate hereunder.

          “Permitted Liens” has the meaning given to it in Section 4.1(a)(5).

          “Person” means an individual, corporation, partnership, joint venture, limited liability company, joint stock company, business trust, unincorporated association or Governmental Authority.

          “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

          “Platform” has the meaning given to it in Section 6.3.

          “PNC Bank” means PNC Bank, National Association.

          “Prime Rate” means the rate of interest in effect for such day as publicly announced from time to time by PNC Bank as its “prime rate.” The Prime Rate is determined from time to time by PNC Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by PNC Bank to any particular class or category of customers. If and when the Prime Rate changes, the rate of interest with respect to any obligation to which the Prime Rate applies will change automatically without notice to Borrower, effective on the date of any such change.

          “Pro Rata Share” means, as to any Lender at any time, the percentage indicated for such Lender as its “Pro Rata Share” on Schedule 1.1 (expressed as a decimal rounded to the ninth decimal place), as such percentage may be adjusted from time to time as an increase in the Maximum Commitment Amount as provided in Section 2.14, or to account for any assignments of a Lender’s interest as provided in Section 10.5.

          “Published Rate” means the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication determined by Administrative Agent).

          “Recourse Debt” means all Indebtedness that is not Non-Recourse Indebtedness.

          “Reference Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Open Rate plus one-half of one percent (.5%), (b) the Prime Rate and (c) the Daily LIBOR Rate plus one percent (1%).

          “Reference Rate Borrowing” means a Borrowing consisting of Reference Rate Loans.

          “Reference Rate Loan” means a Loan that bears interest based on the Reference Rate.

          “Register” shall have the meaning set forth in Section 10.5(c).

          “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

          “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

          “Required Lenders” means, as of any date of determination, the Lenders having at least 66-2/3% of the Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to issue Letters of Credit have been terminated pursuant to Section 8.2, the Lenders holding in the aggregate at least 66-2/3% of the Outstanding Amount of all Loans plus the Outstanding Amount of all L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Outstanding Amount held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; and provided further that if there are fewer than three Lenders, all Lenders shall be Required Lenders.

          “Requirements of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation, or any determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          “Requirements” shall have the meaning set forth in Section 6.1.1.

          “Responsible Officer” means any officer of Borrower having the authority to execute Loan Documents, Notices of Borrowing or Conversion/Continuation on behalf of Borrower, as identified to Administrative Agent in a certificate executed by the General Counsel, Chief Financial Officer, Chief Executive Officer, Vice President-Finance or Secretary of Borrower.

          “Revolving Notes” means each promissory note of Borrower payable to the order of a Lender, substantially in the form of Exhibit G hereto, and any amendments, supplements,

modifications, renewals, replacements, consolidations or extensions thereof, evidencing the aggregate indebtedness of Borrower to a Lender resulting from Loans made by such Lender pursuant to this Agreement; “Revolving Notes” means, at any time, all of the Revolving Notes executed by Borrower in favor of a Lender outstanding at such time.

          “Secured Debt” means Indebtedness that is secured by a Lien encumbering real property owned or leased by the obligor.

          “S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

          “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority and arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, including any interest, additions to tax or penalties applicable thereto.

          “Type” means, in connection with a Loan, the characterization of such loan as a Reference Rate Loan or a LIBOR Loan.

          “UCC” means the Uniform Commercial Code as in effect in any jurisdiction, as the same may be amended, modified or supplemented from time to time.

          “Unencumbered Asset Pool” means, at any time, all of the Unencumbered Asset Pool Properties at such time.

          “Unencumbered Asset Pool Property” means a real property listed on Exhibit A and any additional real property that satisfies the conditions set forth in Section 4.1(a), in each case which is an Unencumbered Property and as long as either Borrower or a Permitted Affiliate holds fee simple title to such real property or, subject to Section 6.6(b) hereof, such real property is subject to a financeable ground lease (as determined by Administrative Agent in its reasonable discretion) in favor of Borrower or any of its consolidated subsidiaries, in excess of 30 years (provided that no less than 15 years shall be remaining on such ground lease).

          “Unencumbered Asset Property Value” means, at any time, the aggregate of the values determined for each Unencumbered Asset Pool Property as follows:

          (a)          if at such time Borrower or a Permitted Affiliate has owned such Unencumbered Asset Property for four or more full consecutive calendar quarters, at Borrower’s option, (i) an amount equal to the “As-Is” appraised value for such property, as determined by an Appraisal or (ii) an amount equal to (A) such property’s Net Operating Income for the most recent four consecutive quarter period divided by (B) a capitalization rate of 8.25%; or

          (b)          if at such time Borrower or a Permitted Affiliate has owned such Unencumbered Asset Pool Property for fewer than four full consecutive calendar quarters, at Borrower’s option, (i) an amount equal to the “As-Is” appraised value for such property, as determined by an Appraisal or (ii) an amount equal to (A) such property’s Net Operating Income for the most recent two consecutive quarter period annualized divided by (B) a capitalization rate of 8.25%.

          “Unencumbered Property” means any real property that satisfies the following conditions:

                              (a)          such real property is wholly owned by Borrower or any of its consolidated subsidiaries in fee simple title, or, subject to Section 6.6(b) hereof, such real property is subject to a financeable ground lease (as determined by Administrative Agent in its reasonable discretion) in favor of Borrower or any of its consolidated subsidiaries, in excess of 30 years (provided that no less than 15 years shall be remaining on such ground lease) and such real property is located within the continental United States;

                              (b)          such real property is operated as a retail project, as determined by Administrative Agent in its sole discretion;

                              (c)          such real property shall have a minimum occupancy of 80% (or, if less than 80%, is subject to the limitations set forth in the definition of “Additional Unencumbered Asset Pool Property Requirements” prior to becoming an Unencumbered Asset Pool Property);

                              (d)          such real property is free of all liens, encumbrances and negative pledges, except for Permitted Liens;

                              (e)          such real property is free from material defects in title or survey, from material structural defects and from material unremediated environmental condition or contamination (including, but not limited to, with respect to any Hazardous Substances), in each case, as certified by a Responsible Officer of Borrower; and

                              (f)          such real property has a valid permanent certificate of occupancy (or Borrower has provided Administrative Agent with other evidence satisfying this requirement which is reasonably satisfactory to Administrative Agent) and construction on such real property is substantially complete.

          “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          “Unreimbursed Amount” has the meaning set forth in Section 2.5.1(a).

          “Unused Commitment Fee” has the meaning given to it in Section 2.11.1.

          Terms capitalized in this Agreement and not defined in this Section 1 have the meanings given to them elsewhere in this Agreement.

          1.2     Other Interpretive Provisions.

                    1.2.1     Use of Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.

                    1.2.2     Certain Common Terms.

                                 (1)          The Agreement. The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified.

                                  (2)          Documents. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                                  (3)          Meaning of Certain Terms. The term “including” is not limiting and means “including without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                  (4)          Performance. Whenever any performance obligation hereunder (including a payment obligation) is stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date (other than with respect to computation of interest owed or accrued under this Agreement), the word “from” means “from and including” and the words “to” and “until” each mean “to and including”. If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all reasonable means, direct or indirect, of taking or not taking such action.

                                  (5)          Contracts. Unless otherwise expressly provided in this Agreement, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

                                  (6)          Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

                                  (7)          Captions. The captions and headings of this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

                                  (8)          Independence of Provisions. If a conflict exists between the terms of this Agreement and those of any other Loan Document, this Agreement shall prevail; provided, however, that the parties acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement, or unless the applicable provisions are inconsistent or cannot be simultaneously enforced or performed.

                                  (9)          Exhibits. All of the exhibits attached to this Agreement are incorporated herein by this reference.

                                  (10)       Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

                    1.2.3       Accounting Principles.

                                  (1)          Accounting Terms. Unless the context otherwise clearly requires, all accounting terms not otherwise expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                                  (2)          Fiscal Periods. References herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of Borrower and its consolidated subsidiaries.

                                  (3)          Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement or any other Loan Document shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

                    1.2.4       Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

2.          LOAN AMOUNTS AND TERMS.

             2.1          Amount and Terms of Commitment.

                            (a)          Commitment. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth,

                                           (i)          to make loans (each such loan, a “Loan”) to Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date to be used for general corporate purposes of Borrower, including debt financing, property acquisitions, new construction, renovations, expansions, tenant improvement costs and equity investments (as and to the extent permitted herein) and for other purposes permitted by Borrower’s organizational documents, in an aggregate amount not to exceed such Lender’s Pro Rata Share of the Availability, and

                                            (ii)          to fund drawings on any Letters of Credit that the L/C Issuer issues for Borrower’s account from time to time, in an aggregate amount not to exceed at any time outstanding such Lender’s Pro Rata Share of the amount of such drawing. On the date that the

L/C Issuer issues a Letter of Credit for Borrower’s account, each Lender shall be deemed to have unconditionally and irrevocably purchased from the L/C Issuer a pro rata risk participation in the stated amount of such Letter of Credit, without recourse or warranty, in an amount equal to such Lender’s Pro Rata Share of the stated amount of such Letter of Credit.

                             (b)          Letters of Credit. The L/C Issuer agrees to issue, amend or extend Letters of Credit in its standard form for the account of Borrower or any subsidiary, Joint Venture or Permitted Affiliate on any Business Day during the period from the Closing Date to the Maturity Date, for any purpose for which Borrower can obtain Loans under this Agreement, in an aggregate amount not to exceed the Letter of Credit Sublimit; provided, however, that no Letter of Credit shall have an expiry date (or shall have an “evergreen” or other extension provision that results in a final expiry date) that is later than 30 days prior to the then-applicable Maturity Date.

                             (c)          Letter of Credit Applications and Issuer Documents. Each Letter of Credit issued hereunder (including any supplement, modification, amendment, renewal or extension thereof) will be issued pursuant to the L/C Issuer’s standard form of Letter of Credit Application, substantially in the form attached hereto as Exhibit C (as such form may be modified by PNC Bank from time to time), which will set forth the agreement between the account party and the L/C Issuer regarding the Letter of Credit and drawings thereunder. A copy of each such Letter of Credit Application submitted to the L/C Issuer shall be simultaneously delivered to the Administrative Agent. Additionally, Borrower shall furnish to the L/C Issuer and Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or Administrative Agent may reasonably require. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

                             (d)          Issuance of Letter of Credit. Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such Letter of Credit Application from Borrower or account party thereof and, if not, the L/C Issuer will provide Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from Administrative Agent or Borrower at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 5.2 shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Borrower (or the applicable subsidiary, Joint Venture or Permitted Affiliate) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

                             (e)          Drawings Constituting Borrowings. Notwithstanding the provisions of Section 2.6.1, any amount drawn under a Letter of Credit shall, from and after the date on which such drawing is made, constitute a Borrowing for all purposes under this Agreement (including accrual and payment of interest and repayment of principal), other than disbursement of Loan proceeds under Section 2.6, and shall be subject to the provisions of Section 2.6.1.

Reimbursement of drawings under any Letter of Credit issued for the account of Borrower’s subsidiary, Joint Venture or Permitted Affiliate shall be the responsibility of, and shall create an obligation of, Borrower and any guarantor, including each Permitted Affiliate.

                             (f)          Limited to Availability. Notwithstanding any contrary provision of this Agreement, the Outstanding Amount of all Loans plus the Outstanding Amount of all L/C Obligations shall not at any time exceed the Availability. Within the limits of the Availability, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.1 and under Section 2.5 prior to the Maturity Date, repay pursuant to Section 2.8 and reborrow pursuant to this Section 2.1 and pursuant to Section 2.5 prior to the Maturity Date.

                             (g)          Benefits of L/C Issuer. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to Administrative Agent in Article 9 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 9 included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

                            2.1.2     No Obligation to Issue Letters of Credit Under Certain Circumstances. The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

                            (a)        any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                            (b)        the issuance of such Letter of Credit would violate any laws or one or more policies of the L/C Issuer; or

                            (c)        a default of any Lender’s obligations to fund under Section 2.6.1(b) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender including, without limitation, Borrower providing Cash Collateral in the amount of such Defaulting Lender’s Pro Rata Share of the requested Letter of Credit.

Letters of Credit shall be issued only for drawing in United States dollars. No Letters of Credit with automatic extension or reinstatement provisions shall be permitted if it would result in the Letter of Credit having an expiry date that is later than thirty (30) days prior to the then-applicable Maturity Date.

                            2.1.3     Letter of Credit Amendments. The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

                            2.1.4     Applicability of ISP98. Unless otherwise expressly agreed by the L/C Issuer and Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit.

           2.2            Increase in Maximum Commitment Amount.

                            2.2.1     Request for Increase. Subject to the provisions of Section 2.7, on the terms and subject to the conditions set forth in this Section 2.2, Borrower shall have the right at any time during the first thirty (30) calendar month period after the Closing Date, by written notice to Administrative Agent, to request an increase in the Maximum Commitment Amount by (i) first permitting any Lender to increase its Commitment (and accordingly increase the Maximum Commitment Amount by such amount), or (ii) thereafter inviting any Eligible Assignee that has previously been approved by Administrative Agent in writing to become a Lender under this Agreement and to provide a commitment to lend hereunder (and accordingly increase the Maximum Commitment Amount by such amount); provided, however, that in no event shall such actions cause the Maximum Commitment Amount to increase above $150,000,000.

                            2.2.2     No Lender Consent Required. Each of the Lenders acknowledges and agrees that, notwithstanding any contrary provision of Section 10.1, (i) its consent to any such increase in the Maximum Commitment Amount shall not be required, and (ii) Eligible Assignees may be added to this Agreement and any Lender may increase its Commitment without the consent or agreement of the other Lenders (provided, however, that no Lender’s Commitment may be increased without such Lender’s consent), so long as Administrative Agent and Borrower have consented in writing to such Eligible Assignee or the increase in the Commitment of any of the Lenders, as applicable.

                            2.2.3     Administrative Agent Consent and Conditions to Increase. Administrative Agent shall not unreasonably withhold its consent to Borrower’s request for an increase in the Maximum Commitment Amount under this Section 2.2 provided that Borrower satisfies all of the following conditions precedent:

                           (a)          No Default or Event of Default shall have occurred and remain uncured on the Increase Effective Date, and Administrative Agent shall have received a certificate to that effect signed by an officer of Borrower;

                           (b)          any Eligible Assignee is acceptable to Administrative Agent in its reasonable discretion;

                          (c)          Borrower and each such Lender or Eligible Assignee shall have executed and delivered to Administrative Agent supplemental signature pages to this Agreement, which signature pages shall contain an acknowledgement and consent to the increase in the Maximum Commitment Amount and shall otherwise be in form and substance reasonably satisfactory to Administrative Agent (each, a “Supplemental Signature Page”);

                           (d)          Borrower shall have paid to Administrative Agent, for the account of such Lender or Eligible Assignee, Administrative Agent and the Arranger, as applicable, a commitment fee and/or an arrangement fee in an amount reasonably satisfactory to Administrative Agent and Borrower;

                           (e)          Administrative Agent shall have sent written notice of each such request by Borrower to the Lenders, together with notice of such Eligible Assignee’s Commitment or such Lender’s increased Commitment, as the case may be, and the effective date (the “Increase Effective Date”) of such increase in the Maximum Commitment Amount as set forth on the Supplemental Signature Page; and

                           (f)          all requirements of this Section 2.2 shall have been satisfied.

                           2.2.4     Rights of Eligible Assignees. Upon the Increase Effective Date, and notwithstanding any contrary provision of this Agreement (a) each such Eligible Assignee shall become a party to this Agreement, and thereafter shall have all of the rights and obligations of a Lender hereunder, (b) each such Eligible Assignee or Lender shall simultaneously pay to Administrative Agent, for distribution to the Lenders whose Pro Rata Shares of the combined Commitments of all of the Lenders have decreased as a result of the new Commitment of such Eligible Assignee or the increased Commitment of such Lender, an amount equal to the product of such Eligible Assignee’s Pro Rata Share (or the increase in such Lender’s Pro Rata Share), expressed as a decimal, multiplied by the aggregate outstanding principal amount of the Loans on the date of determination, and (c) each such Eligible Assignee or Lender shall thereafter be obligated to make its Pro Rata Share of Borrowings to Borrower and shall be obligated to participate in Letter of Credit risk participations and L/C Advances up to and including the amount of such Eligible Assignee’s or Lender’s Pro Rata Share of the increased Maximum Commitment Amount, on the terms and subject to the conditions set forth in this Agreement.

                           2.2.5     Conditions of Increase in Maximum Commitments. Notwithstanding any contrary provision of this Section 2.2, no increase in the Maximum Commitment Amount will be permitted unless (a) all then outstanding Loans constitute Reference Rate Loans, or (b) the Interest Periods for all outstanding LIBOR Loans will expire (and any new Interest Periods for any such LIBOR Loans will commence) concurrently with the date on which any increase in the Maximum Commitment Amount becomes effective, or (c) Borrower pays to Administrative Agent, for the account of Lenders, all costs arising under Section 3.4 as a result of such increase in the Maximum Commitment Amount.

             2.3          Procedure for Obtaining Credit (Loans and Letters of Credit). Each Borrowing shall be made and each Letter of Credit shall be issued upon the irrevocable written notice (including notice via facsimile confirmed immediately by a telephone call) of Borrower in the form of a Notice of Borrowing or Conversion/ Continuation and, with respect to a Letter of Credit request, a Letter of Credit Application (which notice and, if applicable, Letter of Credit Application, must be received by Administrative Agent prior to 12:00 p.m., (i) three (3) Business Days prior to the requested borrowing date, in the case of LIBOR Loans, or (ii) one (1) Business Day prior to the requested borrowing date, in the case of Reference Rate Loans, or (iii) five (5) Business Days prior to the requested issuance date of a Letter of Credit), specifying:

                           (a)          the amount of the Borrowing or the Letter of Credit, which in the case of a Borrowing shall be in an aggregate principal amount of not less than (i) $250,000 (or the remaining Availability, if less) for Reference Rate Borrowings, and (ii) $500,000 and increments of $100,000 in excess thereof for any LIBOR Borrowings;

                           (b)          the requested Borrowing or Letter of Credit issuance date, which shall be a Business Day;

                           (c)          in the case of a Borrowing, the Type of Loans comprising the Borrowing;

                          (d)          in the case of a LIBOR Borrowing, the duration of the Interest Period applicable to the Loans comprising such LIBOR Borrowing. If the Notice of Borrowing or Conversion/Continuation fails to specify the duration of the Interest Period for the Loans comprising a LIBOR Borrowing, such Interest Period shall be one month.

          Unless the Required Lenders otherwise agree, during the existence of a Default or Event of Default, Borrower may not elect to have a Loan made as, or converted into or continued as, a LIBOR Loan. Notwithstanding the foregoing provisions of this Section 2.3, any amount drawn under a Letter of Credit shall, from and after the date on which such drawing is made, constitute a Borrowing for all purposes under this Agreement (including accrual and payment of interest and repayment of principal) other than disbursement of Loan proceeds under this Section 2.3.

          2.4        Loan Accounts; Revolving Notes.

                        2.4.1     Loan Accounts. The Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The loan accounts or records maintained by Administrative Agent and each Lender shall, absent manifest error, be conclusive of the amounts of the Loans made by the Lenders to Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect Borrower’s obligations hereunder to pay any amount owing with respect to the Loans. In addition to the accounts and records referred to above, each Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

                        2.4.2     Revolving Notes. The Loans made by each Lender shall be evidenced by a Revolving Note in the form of Exhibit H hereto, payable to the order of such Lender in an amount equal to such Lender’s Pro Rata Share of the Maximum Commitment Amount on the Closing Date. Each Lender may endorse on any schedule annexed to its Revolving Note(s) the date, amount and maturity of each Loan that it makes (which shall not include undrawn amounts on outstanding Letters of Credit, but shall include the amounts of any drawings on outstanding Letters of Credit), and the amount of each payment of principal that Borrower makes with respect thereto. Borrower irrevocably authorizes each Lender to endorse its Revolving Note(s), and such Lender’s record shall be conclusive absent manifest error; provided, however, that any

Lender’s failure to make, or its error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect Borrower’s obligations to such Lender hereunder or under its Revolving Note(s).

          2.5         Letters of Credit.

                        2.5.1     Letter of Credit Drawings and Reimbursements; Funding of Participations.

                        (a)          Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify Borrower and Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), Borrower shall reimburse the L/C Issuer through Administrative Agent in an amount equal to the amount of such drawing. If Borrower fails to so reimburse the L/C Issuer by such time, Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, Borrower shall be deemed to have requested a Borrowing of Reference Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.3 for the principal amount of Reference Rate Loans, but subject to the amount of the unutilized portion of the Commitments and the conditions set forth in Section 5.2 (other than the delivery of a Notice of Borrowing or Conversion/Continuation). Any notice given by the L/C Issuer or Administrative Agent pursuant to this Section 2.5.1(a) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                       (b)          Each Lender shall upon any notice pursuant to Section 2.5.1(a) make funds available to Administrative Agent for the account of the L/C Issuer, at Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by Administrative Agent, whereupon, subject to the provisions of Section 2.5.1(c), each Lender that so makes funds available shall be deemed to have made a Reference Rate Loan to Borrower in such amount. Administrative Agent shall remit the funds so received to the L/C Issuer.

                         (c)          With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Reference Rate Loans because the conditions set forth in Section 5.2 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from the L/C Issuer, an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate set forth in Section 2.11.3. In such event, each Lender’s payment to Administrative Agent for the account of the L/C Issuer pursuant to Section 2.5.1(b) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.5.1.

                         (d)          Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.5.1 to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

                         (e)          Each Lender’s obligation to make Loans or L/C Advances to reimburse the L/C Issuer, for amounts drawn under Letters of Credit, as contemplated by this Section 2.5.1, shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.5.1 is subject to the conditions set forth in Section 5.2 (other than delivery by Borrower of a Notice of Borrowing or Conversion/Continuation). No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                         (f)          If any Lender fails to make available to Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.5.1 by the time specified in Section 2.5.1(b), the L/C Issuer, shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this Section 2.5.1(f) shall be conclusive absent manifest error.

                          2.5.2     Repayment of Participations.

                         (a)         At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.5.1, if Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by Administrative Agent), Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by Administrative Agent.

                         (b)         If any payment received by Administrative Agent for the account of the L/C Issuer pursuant to Section 2.5.1(a) is required to be returned under any of the circumstances described in Section 10.9 (including pursuant to any settlement entered into by the L/C Issuer, in its discretion), each Lender shall pay to Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

                         2.5.3        Obligations Absolute. The obligation of Borrower to reimburse the L/C Issuer, for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                         (a)          any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

                         (b)          the existence of any claim, counterclaim, set-off, defense or other right that Borrower or any subsidiary, Joint Venture or Permitted Affiliate may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer, or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                         (c)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                         (d)          any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any insolvency or bankruptcy law; or

                         (e)          any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any subsidiary, Joint Venture or Permitted Affiliate.

          Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will promptly notify the L/C Issuer. Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

                         2.5.4       Role of Letter of Credit Issuer. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, Administrative Agent or any of their respective Related Parties nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (a) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Requisite Lenders, as applicable; (b) any action taken or omitted in the absence of gross negligence or willful misconduct; or (c) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, Administrative Agent or any of their respective Related Parties, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (a) through (e) of Section 2.5.3. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Notwithstanding anything to the contrary in Section 2.5.3 or in this Section 2.5.4, Borrower or any subsidiary, Joint Venture or Permitted Affiliate for whose benefit a Letter of Credit was issued may have a claim against the L/C Issuer, and the L/C Issuer may be liable to Borrower or such subsidiary, Joint Venture or Permitted Affiliate, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower or such subsidiary, Joint Venture or Permitted Affiliate which Borrower or such subsidiary, Joint Venture or Permitted Affiliate proves were caused by the willful misconduct or gross negligence of the L/C Issuer or the willful failure of the L/C Issuer to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.

                       2.5.5     Cash Collateral. Upon the request of Administrative Agent, (a) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (b) if, as of the Letter of Credit Expiration Date, any Letter of Credit for any reason remains outstanding and partially or wholly undrawn, Borrower shall immediately Cash Collateralize the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts (determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). Sections 2.8.2(a) and 8.2 .3 set forth certain additional requirements to deliver Cash Collateral hereunder. Borrower hereby grants to Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Administrative Agent.

          2.6        Conversion and Continuation Elections of Loans.

                       2.6.1     Election to Convert and Renew. Borrower may, upon irrevocable written notice to Administrative Agent in accordance with Section 2.6.2:

                       (a)          elect to convert, on any Business Day, any Reference Rate Loans (or any part thereof in an amount not less than $500,000 and increments of $100,000 in excess thereof) into LIBOR Loans;

                       (b)          elect to convert on the last day of any Interest Period any LIBOR Loans maturing on such date (or any part thereof in an amount not less than $250,000) into Reference Rate Loans; or

                       (c)          elect to renew on the last day of any Interest Period (for a new Interest Period that commences immediately upon the expiration of such existing Interest Period) any LIBOR Loans maturing on such date (or any part thereof in an amount not less than $500,000 and increments of $100,000 in excess thereof);

provided, that if the aggregate amount of LIBOR Loans in respect of any Borrowing shall have been reduced, by payment, prepayment or conversion of part thereof, to less than $500,000, such LIBOR Loans shall automatically convert into Reference Rate Loans, and on and after such date the right of Borrower to continue such Loans as, and convert such Loans into, LIBOR Loans shall terminate.

                        2.6.2       Notice of Conversion/Continuation. Borrower shall deliver in writing (including via facsimile confirmed immediately by a telephone call) a Notice of Borrowing or Conversion/Continuation (which notice must be received by Administrative Agent not later than 12:00 p.m., (i) at least three (3) Business Days prior to the conversion date or continuation date, if the Loans are to be converted into or continued as LIBOR Loans, or (ii) at least one (1) Business Day prior to the conversion date, if the Loans are to be converted into Reference Rate Loans) specifying:

                         (a)          the proposed conversion date or continuation date;

                         (b)          the aggregate amount of Loans to be converted or continued;

                         (c)          the nature of the proposed conversion or continuation; and

                        (d)          if Borrower elects to convert a Reference Rate Loan into a LIBOR Loan or elects to continue a LIBOR Loan, the duration of the Interest Period applicable to such Loan. If the Notice of Borrowing or Conversion/Continuation fails to specify the duration of the Interest Period for a LIBOR Loan, such Interest Period shall be one (1) month.

                        2.6.3        Failure to Select a New Interest Period. If upon the expiration of any Interest Period applicable to LIBOR Loans Borrower has failed to select a new Interest Period to be applicable to LIBOR Loans, Borrower shall be deemed to have elected a new Interest Period of one (1) month effective as of the expiration date of such current Interest Period or if any Default or Event of Default shall then exist, Borrower shall be deemed to have elected to convert LIBOR Loans into Reference Rate Loans effective as of the expiration date of such current Interest Period.

                        2.6.4        Number of Interest Periods. Notwithstanding any other provision of this Agreement, after giving effect to any conversion or continuation of any Loans, there shall not be more than six (6) different Interest Periods in effect for the Loans.

          2.7         Voluntary Termination or Reduction of Commitment. Borrower may, upon not less than five Business Days’ prior written notice to Administrative Agent, terminate the Lenders’ Commitment to make Loans to Borrower or issue Letters of Credit for Borrower’s account, or permanently reduce the Maximum Commitment Amount by a minimum amount of $5,000,000, unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the sum of the aggregate principal amount of (i) the Outstanding Amount of the Loans and (ii) the Outstanding Amount of L/C Obligations would exceed the Availability. Once reduced in accordance with this Section 2.7, the Maximum Commitment Amount may not be increased. Any reduction of the Commitment amounts shall be applied to each Lender according to its Pro Rata Share. No commitment or extension fees paid prior to the effective date of any reduction of the Maximum Commitment Amount or termination of the Lenders’ commitment(s) to make Loans to Borrower or issue Letters of Credit for Borrower’s account shall be refunded, and all accrued Facility Fee for the period up to but not including the effective date of any reduction or termination of the Commitments shall be payable on the effective date of such reduction or termination.

          2.8          Principal Payments.

                          2.8.1     Optional Prepayments of the Loans. Subject to the provisions of Section 3.4, Borrower may, at any time or from time to time, upon at least one Business Day’s prior written notice to Administrative Agent with respect to any Reference Rate Loan, or upon at least three Business Day’s prior written notice to Administrative Agent with respect to any LIBOR Loan, ratably prepay Loans in full or in part in an amount not less than $250,000 for Reference Rate Loans (or, if less, the aggregate outstanding principal amount of all Reference Rate Loans) or $500,000 for LIBOR Loans. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. Administrative Agent will promptly notify each Lender of its receipt of any such notice and such Lender’s Pro Rata Share of such prepayment. If Borrower gives a prepayment notice to Administrative Agent, such notice is irrevocable and the prepayment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid in the case of a prepayment of LIBOR Loans, and all amounts required to be paid pursuant to Section 3.4.

                          2.8.2     Mandatory Repayments.

                          (a)         Availability Limit. Should the Outstanding Amount of Loans plus the Outstanding Amount of L/C Obligations at any time exceed the Availability, Borrower shall immediately repay such excess to Administrative Agent, for the account of the Lenders and/or deliver to Administrative Agent Cash Collateral pursuant to Section 2.5.5 hereof, in the amount of the excess of the outstanding but undrawn Letters of Credit over the Availability.

                          (b)         Application of Repayments. Any repayments pursuant to this Section 2.8.2 shall be (i) subject to Section 3.4, and (ii) applied first, to any Reference Rate Loans then outstanding and second, to the LIBOR Loans (in order of the shortest Interest Periods remaining).

                          2.8.3      Repayment at Maturity. Borrower shall repay the principal amount of all outstanding Loans on the Maturity Date or, if earlier, upon termination of the Lenders’ Commitments pursuant to Section 2.7.

          2.9           Extension of Original Maturity Date. Upon Borrower’s written request, delivered to Administrative Agent at least ninety (90) days and not more than one hundred twenty (120)

days prior to the Original Maturity Date, Borrower shall have the right to extend the Original Maturity Date to the Extended Maturity Date, provided that:

                        (a)          No Default or Event of Default shall have occurred and remain uncured on the Original Maturity Date, and Administrative Agent shall have received a certificate to that effect signed by a Responsible Officer of Borrower;

                        (b)          The representations and warranties set forth in this Agreement and the other Loan Documents shall be correct as of the Original Maturity Date as though made on and as of that date, and Administrative Agent shall have received a certificate to that effect signed by a Responsible Officer of Borrower;

                        (c)          Borrower shall have paid to Administrative Agent, for the account of the Lenders, an extension fee (the “Extension Fee”) equal to fifteen (15) basis points multiplied by the Maximum Commitment Amount on the Original Maturity Date. The Extension Fee shall be determined as of the date Borrower provides the extension notice for the Extension Period and shall be paid by Borrower on the first day of the Extension Period; and

                        (d)          Borrower shall have executed, acknowledged and delivered to Administrative Agent such documents as Administrative Agent reasonably determines to be necessary to evidence the extension of the Original Maturity Date.

            2.10     Interest.

              2.10.1 Accrual Rate. Subject to the provisions of Section 2.10.3, each Loan shall bear interest on the outstanding principal amount thereof from the date when made (which, in the case of a drawing on a Letter of Credit, is the date of such drawing) until it becomes due at a rate per annum equal to (A) with respect to a LIBOR Loan, the LIBOR Rate plus the Applicable LIBOR Margin, and (B) with respect to a Reference Rate Loan, the Reference Rate plus the Applicable Reference Rate Margin.

                        2.10.2 Payment. Interest on each Loan shall be payable in arrears on each Interest Payment Date. Interest shall also be payable on the date of any repayment of Loans pursuant to Section 2.8 for the portion of the Loans so repaid and upon payment (including prepayment) of the Loans in full. During the existence of any Event of Default, interest shall also be payable on demand.

                        2.10.3 Default Interest. Commencing upon the occurrence of any Event of Default, and continuing thereafter while such Event of Default remains uncured, or after maturity or acceleration (unless and until such acceleration is rescinded), Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Obligations due and unpaid, at a rate per annum determined by adding 400 basis points to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Reference Rate plus 400 basis points; provided, however, that on and after the expiration of any Interest Period applicable to any LIBOR Loan outstanding on the date of occurrence of such Event of Default, the principal amount of such Loan shall, during the continuation of such Event of Default, bear interest at a rate per annum equal to the Reference Rate plus 400 basis points in excess of the Applicable Reference Rate Margin then in effect.

                        2.10.4 Maximum Legal Rate. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

          2.11       Fees.

                        2.11.1     Unused Commitment Fee. Borrower agrees to pay to Administrative Agent for distribution to each Lender an unused commitment fee (the “Unused Commitment Fee”) for the period from the Closing Date until the Maturity Date (or such earlier date as the Commitments of all the Lenders shall have been terminated) equal to the average daily amount of the Commitments of all the Lenders then in effect which was unused (through the extension of Loans) during the immediately preceding calendar quarter multiplied by the Applicable Unused Fee. The Unused Commitment Fee shall be due and payable quarterly in arrears, within ten days following the last day of each March, June, September, and December, commencing with the first such date to occur after the Closing Date and continuing through the Maturity Date or upon such earlier date as all the Commitments shall have been terminated. Any Unused Commitment Fee for less than a full quarter shall be pro-rated for any period according to the number of days this Agreement was in effect during such period.

                        2.11.2     Letter of Credit Fees. Borrower shall pay to Administrative Agent, for the account of the Lenders (based on their respective Pro Rata Shares), a letter of credit fee (the “Letter of Credit Fee”) for each issued and outstanding Letter of Credit in an amount equal to the Applicable LIBOR Margin multiplied by the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.2.4. The Letter of Credit Fees shall be due and payable quarterly in arrears on (a) each January 1, April 1, July 1, and October 1, and (b) the Maturity Date (with such final payment of the Letter of Credit Fee pro rated to the Maturity Date). Borrower shall also pay to Administrative Agent, for the account of the L/C Issuer, at the time each Letter of Credit is issued, a fronting fee (the “Fronting Fee”) in an amount equal to twenty five (25) basis points multiplied by the amount of such Letter of Credit. In addition, Borrower shall pay directly to the L/C Issuer for its own account the other customary administrative, issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

                        2.11.3     Other Fees. Borrower shall pay to Administrative Agent, for its own account, for the account of the L/C Issuer or for the account of the Lenders, as applicable, such other fees as are required by the engagement letter and/or fee letter agreement, dated prior to or as of the Closing Date (the “Fee Letter”) between Borrower and Administrative Agent.

          2.12       Computation of Fees and Interest. All computations of interest and fees under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof. Any change in the interest rate on a Loan resulting from a change in the Reference Rate or the applicable reserve requirement, deposit insurance assessment rate or other regulatory cost shall become effective as of the opening of business on the day on which such change in the Reference Rate or such reserve requirement, assessment rate or other regulatory cost becomes effective. Each determination of an interest rate by Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on Borrower and the Lenders in the absence of manifest error.

          2.13       Payments by Borrower.

                        2.13.1 Timing of Payments. All payments (including prepayments) made by Borrower on account of principal, interest, fees and other amounts required hereunder shall be made without set-off or counterclaim. All such payments shall, except as otherwise expressly provided herein, be made to Administrative Agent for the account of the Lenders at Administrative Agent’s Payment Office, in dollars and in immediately available funds, no later than 12:00 p.m. on the date specified herein. Any payment received by Administrative Agent later than 12:00 p.m. shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. Administrative Agent will promptly (and in any event, not later than two Business Days after Administrative Agent’s actual receipt) distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received; provided, however, if and to the extent Administrative Agent shall receive any such payment for the account of Lenders on or before 12:00 p.m. on any Business Day and Administrative Agent shall not have distributed to each Lender its Pro Rata Share (or other applicable share as provided herein) on such Business Day, the distribution to each Lender when made shall include, at no additional cost to Borrower, interest at the Federal Funds Rate for each day from the date of Administrative Agent’s actual receipt of such payment from Borrower until the date Administrative Agent distributes to each Lender its Pro Rata Share (or other applicable share as provided herein).

                        2.13.2 Non-Business Days. Subject to the provisions set forth in the definition of the term “Interest Period.” whenever any payment hereunder is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                        2.13.3 Payment May be Made by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that Borrower will not make such payment. Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this Section 2.13.3 shall be conclusive, absent manifest error.

          2.14     Payments by the Lenders to Administrative Agent.

                     2.14.1 Administrative Agent May Make Borrowings Available. With respect to any Borrowing, unless Administrative Agent receives notice from a Lender at least one Business Day prior to the date of such Borrowing, that such Lender will not make available to Administrative Agent, for the account of Borrower, the amount of that Lender’s Pro Rata Share of the Borrowing as and when required hereunder, Administrative Agent may assume that each Lender has made such amount available to Administrative Agent in immediately available funds on the Borrowing date and Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (a) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation and (b) in the case of a payment to be made by Borrower, the interest rate applicable to Reference Rate Loans. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent. A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this Section 2.14.1 shall be conclusive, absent manifest error.

                     2.14.2 Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.4(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.4(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date. No Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.4(c).

                     2.14.3 Failure to Satisfy Conditions Precedent. If any Lender makes available to Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to Borrower by Administrative Agent because the conditions to the applicable credit extension set forth in Article 5 are not satisfied or waived in accordance with the terms hereof, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

                     2.14.4 Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

          2.15     Sharing of Payments, Etc. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its Pro Rata Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that: (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than to Borrower or any subsidiary thereof (as to which the provisions of this Section shall apply).

          2.16     Defaulting Lender.

                     2.16.1 Notice and Cure of Lender Default; Election Period; Electing Lenders. Administrative Agent shall promptly notify (such notice being referred to as the “Defaulting Lender Notice”) Borrower and each non-Defaulting Lender if any Lender is a Defaulting Lender. Each non-Defaulting Lender shall have the right, but in no event or under any circumstance the obligation, to fund any amount that a Defaulting Lender fails to fund (the “Defaulting Lender Amount”), provided that, within 20 days after the date of the Defaulting Lender Notice (the “Election Period”), such non-Defaulting Lender or Lenders (each such Lender, an “Electing Lender”) irrevocably commit(s) by notice in writing (an “Election Notice”) to Administrative Agent, the other Lenders and Borrower to fund the Defaulting Lender Amount. If Administrative Agent receives more than one Election Notice within the Election Period, then the commitment to fund the Defaulting Lender Amount shall be apportioned pro rata among the Electing Lenders in the proportion that the amount of each such Electing Lender’s Commitment bears to the total Commitments of all Electing Lenders. If the Defaulting Lender fails to pay the Defaulting Lender Amount within the Election Period, (a) the Electing Lender or Lenders, as applicable, shall be automatically obligated to fund the Defaulting Lender Amount (and Defaulting Lender shall no longer be entitled to fund such Defaulting Lender Amount) within three Business Days after such notice to Administrative Agent, which Defaulting Lender Amount shall be applied towards reimbursement to Administrative Agent or payment to Borrower as applicable, and (b) Borrower may enforce any rights it may have under this Agreement, at law or in equity, against Defaulting Lender. Notwithstanding any contrary provision of this Agreement, if Administrative Agent has funded the Defaulting Lender Amount. Administrative Agent shall be entitled to reimbursement from the Electing Lenders for its portion of the Defaulting Lender Amount.

                     2.16.2 Removal of Rights: Indemnity. Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by or on behalf of Borrower to Administrative Agent for the Defaulting Lender’s benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder or under any Revolving Note until all Defaulting Lender Amounts are paid in full. Administrative Agent shall hold all such payments received or retained by it for the account of such Defaulting Lender. Amounts payable to a Defaulting Lender shall be paid by Administrative Agent to reimburse Administrative Agent and any Electing Lender pro rata for all Defaulting Lender Amounts funded by such Persons. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, a Defaulting Lender shall be deemed not to be a “Lender” and such Defaulting Lender’s Commitment shall be deemed to be zero. A Defaulting Lender shall have no right to participate in any discussions among and/or decisions by Lenders hereunder and/or under the other Loan Documents. This Section shall remain effective with respect to a Defaulting Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement by curing such default by payment of all Defaulting Lender Amounts (a) within the Election Period, or (b) after the Election Period with the consent of the non-Defaulting Lenders. Such Defaulting Lender nonetheless shall be bound by any amendment to, or waiver of, any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the non-Defaulting Lenders under, any Loan Document which is made subsequent to the Defaulting Lender’s becoming a Defaulting Lender and prior to such cure or waiver. The operation of this Section or the Section above alone shall not be construed to increase or otherwise affect the Commitment of any non-Defaulting Lender, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder or under any of the other Loan Documents. Furthermore, nothing contained in this Section shall release or in any way limit a Defaulting Lender’s obligations as a Lender hereunder and/or under any other of the Loan Documents. Further, a Defaulting Lender shall indemnify and hold harmless Administrative Agent and each of the non-Defaulting Lenders from any claim, loss, or costs incurred by Administrative Agent and/or the non-Defaulting Lenders as a result of a Defaulting Lender’s failure to comply with the requirements of this Agreement, including any and all additional losses, damages, costs and expenses (including attorneys’ fees) incurred by Administrative Agent and any non-Defaulting Lender as a result of and/or in connection with (i) a non-Defaulting Lender’s acting as an Electing Lender, (ii) any enforcement action brought by Administrative Agent against a Defaulting Lender, and (iii) any action brought against Administrative Agent and/or Lenders. The indemnification provided above shall survive any termination of this Agreement.

                    2.16.3 Commitment Adjustments. In connection with the adjustment of the amounts of the Commitments of the Defaulting Lender and Electing Lender(s) upon the expiration of the Election Period described above, Borrower, Administrative Agent and Lenders shall execute such modifications to the Loan Documents as shall, in the reasonable judgment of Administrative Agent, be necessary or desirable in connection with the adjustment of the amounts of Commitments in accordance with the foregoing provisions of this Section. For the purpose of voting or consenting to matters with respect to the Loan Documents such modifications shall also reflect the removal of voting rights of the Defaulting Lender and increase in voting rights of Electing Lenders to the extent an Electing Lender has funded the Defaulting Lender Amount. In connection with such adjustments, each Defaulting Lender shall execute and deliver an Assignment and Assumption covering that Lender’s Commitment and otherwise comply with Section 10.5. If a Lender refuses to execute and deliver such Assignment and Assumption or otherwise comply with Section 10.5, such Lender hereby appoints Administrative Agent to do so on such Lender’s behalf. Administrative Agent shall distribute an amended schedule of Lenders, which shall thereafter be incorporated into this Agreement, to reflect such adjustments. However, all such Defaulting Lender Amounts funded by Administrative Agent or Electing Lenders shall continue to be Defaulting Lender Amounts of the Defaulting Lender pursuant to its obligations under this Agreement.

                    2.16.4 No Election. In the event that no Lender elects to commit to fund a Defaulting Lender Amount within the applicable Election Period, Administrative Agent shall, upon the expiration of such Election Period, so notify Borrower and each Lender.

3.        TAXES, YIELD PROTECTION AND ILLEGALITY.

          3.1     Taxes.

                    3.1.1 Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if Borrower shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.1) Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

                    3.1.2 Payment of Other Taxes by Borrower. Without limiting the provisions of Section 3.1.1 above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

                    3.1.3 Indemnification by Borrower. Borrower shall indemnify Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Administrative

Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, that are actually imposed, incurred or paid, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or the L/C Issuer (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

                    3.1.4 Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

                    3.1.5 Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to Borrower (with a copy to Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrower or Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable: (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party, (ii) duly completed copies of Internal Revenue Service Form W-8ECI, (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or (iv) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit Borrower to determine the withholding or deduction required to be made.

                    3.1.6 Treatment of Certain Refunds. If Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 3.1 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower, upon the request of Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent, such Lender or the L/C Issuer in the event Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

          3.2       Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon the LIBOR Base Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to Borrower through Administrative Agent (a “LIBOR Suspension Notice”), any obligation of such Lender to make or continue LIBOR Loans or to convert Reference Rate Loans to LIBOR Loans shall be suspended until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such LIBOR Suspension Notice, Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), repay, prepay or, if applicable, convert all LIBOR Loans of such Lender to Reference Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted. Delivery of a LIBOR Suspension Notice shall not affect the obligation of any other Lender to make, maintain and fund LIBOR Loans under the terms of this Agreement, unless such other Lender also delivers a LIBOR Suspension Notice under this Section 3.2.

          3.3     Increased Costs.

                    3.3.1 Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the L/C Issuer; (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.1 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such

Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, Borrower shall pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

                    3.3.2 Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

                    3.3.3 Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3 for any increased costs incurred or reductions suffered more than three months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies Borrower in writing of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof).

          3.4       Funding Losses. Borrower agrees to pay to Administrative Agent, from time to time, for the account of the Lenders, any amount that would be necessary to reimburse the Lenders for, and to hold the Lenders harmless from, any loss or expense which the Lenders may reasonably sustain or incur as a consequence of:

                    (a) the failure of Borrower to make any required payment or prepayment of principal of any LIBOR Loan (including payments made after any acceleration thereof);

                    (b) the failure of Borrower to borrow, continue or convert a Loan after Borrower has given a Notice of Borrowing or Conversion/Continuation;

                    (c) the failure of Borrower to make any prepayment after Borrower has given a notice in accordance with Section 2.8.1;

                    (d) the prepayment (including pursuant to Section 2.8.2) of a LIBOR Loan on a day which is not the last day of the Interest Period with respect thereto;

                    (e) the conversion pursuant to Section 2.6 of any LIBOR Loan to a Reference Rate Loan on a day that is not the last day of the respective Interest Period; or

                    (f) any assignment of a LIBOR Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 10.13;

including any such loss or expense arising from the liquidation or reemployment of funds obtained to maintain the LIBOR Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by Borrower to Administrative Agent, for the account of Lenders, under this Section 3.4, each LIBOR Loan (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the rate of interest used to determine such LIBOR Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Loan is in fact so funded.

          3.5       Inability to Determine Rates. If the Required Lenders reasonably determine that for any reason in connection with any request for a LIBOR Loan or a conversion to or continuation thereof that (a) dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Loan, (b) adequate and reasonable means do not exist for determining the LIBOR Base Rate for any requested Interest Period with respect to a proposed LIBOR Loan, or (c) the LIBOR Base Rate for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended until Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Reference Rate Loans in the amount specified therein.

          3.6       Certificate of Lender. Any Lender or the L/C Issuer if claiming reimbursement or compensation pursuant to this Article 3, shall deliver to Borrower through Administrative Agent a certificate setting forth in reasonable detail the amount payable to such Lender or the L/C Issuer, or its holding company, as the case may be, hereunder, and such certificate shall be conclusive absent manifest error. Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          3.7       Mitigation Obligations; Replacement of Lenders.

                     (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.3, or Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, or if any Lender gives a notice pursuant to Section 3.2, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.3, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.2, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                     (b) Replacement of Lenders. If any Lender requests compensation under Section 3.3, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, Borrower may replace such Lender in accordance with Section 10.13.

          3.8       Survival. The agreements and obligations of Borrower in this Article 3 shall survive the payment and performance of all other Obligations.

4.        UNENCUMBERED ASSET POOL.

          4.1       Additions of Property to the Unencumbered Asset Pool.

                     (a)       In addition to the real property described in Exhibits A attached hereto, Borrower may from time to time request that Administrative Agent add a new property (a “Nominated Property”) to the Unencumbered Asset Pool. To become an Unencumbered Asset Pool Property, a Nominated Property must satisfy each of the following conditions:

                              (1) Borrower or a Permitted Affiliate shall hold fee simple title to such Nominated Property (or, subject to Section 6.6(b), such Nominated Property is subject to a financeable ground lease (as determined by Administrative Agent in its reasonable discretion)) and such Nominated Property shall be located in the continental United States;

                              (2) Such Nominated Property is operated as an income-producing retail project;

                              (3) Such Nominated Property shall have minimum occupancy of 80% (or if less than 80% occupied, then such Nominated Property, together with all other Unencumbered Asset Pool Properties with a then minimum occupancy rate of less than 80%, shall comprise less than 15% of the Unencumbered Asset Pool Value);

                              (4) Borrower shall have delivered to Administrative Agent a copy of a Phase I environmental site assessment for such Nominated Property, in form and substance reasonably acceptable to Administrative Agent and prepared within one year of its delivery, and such environmental site assessment (i) shall not disclose the presence of any material toxic or Hazardous Substances on the Nominated Property (other than asbestos or asbestos containing materials (“ACM”) or Hazardous Substances used for cleaning, pool and other chemicals typically located on retail properties that are otherwise consistent with all applicable Laws); and (ii) if such environmental site assessment discloses the presence of asbestos or ACM on the Nominated Property, all such asbestos or ACM shall be in a condition reasonably acceptable to Administrative Agent, shall be subject to an O&M Plan reasonably acceptable to Administrative Agent, and Borrower or a Permitted Affiliate, as applicable, shall be performing its obligations under such O&M Plan in a manner reasonably acceptable to Administrative Agent. Notwithstanding the foregoing, if such Phase I environmental site assessment for such Nominated Property is not available, a certificate executed by a Responsible Officer of Borrower certifying to the matters set forth in the foregoing clauses (i) and (ii) may be delivered to Administrative Agent in lieu of such Phase I environmental site assessment;

                              (5) Such Nominated Property shall be free of all liens, encumbrances and negative pledges, except for the following permitted liens (“Permitted Liens”): (i) liens for taxes, assessments or governmental charges or levies to the extent that the amount secured thereby is not yet delinquent; and (ii) liens imposed by law, such as carrier’s, warehouseman’s, mechanic’s, materialman’s and other similar liens, arising in the ordinary course of business in respect of obligations that are not overdue or are being actively contested in good faith by appropriate proceedings and in compliance with Section 6.14(c) hereof, as long as Borrower or a Permitted Affiliate, as applicable, has established and maintained adequate reserves for the payment of the same and, by reason of nonpayment, no property of Borrower or a Permitted Affiliate, as applicable, is in danger of being lost or forfeited; and (iii) easements; zoning restrictions, covenants, conditions and restrictions; reciprocal easement and access agreements and similar agreements relating to ownership and operation; and

                              (6) The portion of the Unencumbered Asset Pool Value attributable to such Nominated Property shall not exceed thirty percent (30%).

Nominated Properties that satisfy all of the foregoing conditions, subject to Section 4.2, will become Unencumbered Asset Pool Properties at the sole and absolute discretion of the Required Lenders.

                     (b)       Borrower may, at its option, elect to remove an Unencumbered Asset Pool Property from the Unencumbered Asset Pool, from time to time, including when such property is sold, disposed of, or no longer meets the qualifications of an Unencumbered Asset Pool Property. When (i) an Unencumbered Asset Pool Property is removed from the Unencumbered Asset Pool and Borrower or its Permitted Affiliate continues to own the property, on or before the removal of the Unencumbered Asset Pool Property from the Unencumbered Asset Pool, Borrower shall deliver to Administrative Agent a written notice, setting forth the identity of the Unencumbered Asset Pool Property to be removed and the requested date of removal; and (ii) an Unencumbered Asset Pool Property is removed from the Unencumbered Asset Pool and Borrower or its Permitted Affiliate no longer has ownership of the property, within five Business Days after such Unencumbered Asset Pool Property is sold or disposed of, Borrower shall deliver to Administrative Agent a written notice, setting forth the identity of the Unencumbered Asset Pool Property that has been removed and the date of removal (which date shall be deemed to be the date that Borrower no longer had ownership of such property). Pursuant to the foregoing clauses (i) and (ii), with such notice, Borrower shall also deliver a compliance certificate, substantially similar to the form of Exhibit D (a “Compliance Certificate”), signed and certified by an authorized financial officer of Borrower (A) setting forth the information and computations (in sufficient detail) to determine the Unencumbered Asset Pool Value after such removal; (B) provided from information based upon the most recently delivered financial statements under Section 6.3 hereof, establishing that, on a pro-forma basis as if such Unencumbered Asset Pool Property had been removed from the Unencumbered Asset Pool before the end of the reporting period under such financial statements, Borrower would be in compliance with all financial covenants set forth in this Agreement following such removal as of the date of such financial statements; (C) stating specifically that the aggregate Outstanding Amount of Loans plus the Outstanding Amount of L/C Obligations after such removal will be less than or equal to the Availability; and (D) setting forth whether there exists or to the best of Borrower’s knowledge as of the date of such removal there will exist, any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature thereof and the action Borrower is taking and proposes to take with respect thereto. At the time of any such removal, Borrower shall pay Administrative Agent all reasonable attorneys’ fees (including fees for in-house counsel) incurred by Administrative Agent in connection with removing the property from the Unencumbered Asset Pool and shall make any payments to continue compliance with the terms of this Agreement, including those relating to the requirement that the aggregate Outstanding Amount of Loans plus the Outstanding Amount of L/C Obligations not exceed the Availability, necessary as a result of the requested removal. So long as the foregoing conditions are fully satisfied, the consent of the Required Lenders shall not be required in connection with any such removal of an Unencumbered Asset Pool Property from the Unencumbered Asset Pool.

                     (c)       If the Unencumbered Asset Pool as a whole fails to meet any of the conditions set forth in Section 4.1(a) and any one of two or more properties might be removed to maintain compliance of the Unencumbered Asset Pool as a whole with the such conditions, then Borrower shall select the property or properties to be removed, provided that if Borrower does not do so within ten days of written request to do so from Administrative Agent, then Administrative Agent may in its sole discretion select the property or properties to remove and so remove them. At the time of any such removal, Borrower shall pay Administrative Agent all reasonable attorneys’ fees (including fees for in-house counsel) incurred by Administrative Agent in connection with removing the property from the Unencumbered Asset Pool, and shall make any payments to continue compliance with the terms of this Agreement, including but not limited to those relating to the requirement that the aggregate Outstanding Amount of Loans plus the Outstanding Amount of L/C Obligations not exceed the Availability, necessary as a result of such removal.

          4.2       Delivery of Information. In connection with each request to add a Nominated Property to the Unencumbered Asset Pool, Borrower will submit to Administrative Agent all of the following information and documentation:

                     (a)       a current Phase I environmental site assessment for such Nominated Property addressed to Borrower or a Permitted Affiliate, if requested by Administrative Agent;

                     (b)       a title insurance policy insuring Borrower’s or a Permitted Affiliate’s fee title to (or financeable leasehold in) such Nominated Property free of any Liens, except for Permitted Liens, and the most recent title report which Borrower possesses with respect to such Nominated Property;

                     (c)       a current rent roll and leasing status report for such Nominated Property;

                     (d)       an operating statement for such Nominated Property (which shall include a detailed analysis of the net operating income generated from such property, including gross rental receipts, detailed operating expenses, capital expenditures and other relevant information) for the four most recent consecutive calendar quarters for which Borrower has operating information (or, if operating information for fewer than four consecutive calendar quarters is available to Borrower, an operating statement for such Nominated Property for the number of the most recent consecutive calendar quarters for which Borrower has operating information);

                     (e)       if such Nominated Property is owned by a Permitted Affiliate, a Payment Guaranty, executed by such Permitted Affiliate, together with all of the items described in Sections 5.1.1(b), (c), (d), (e) and (f) with respect to such Permitted Affiliate;

                     (f)       a certification signed by a Responsible Officer that no material structural defects and no material environmental condition or contamination (including, but not limited to, with respect to any Hazardous Substances) exist with respect to the Nominated Property; and

                     (g)       any other information, documentation or other items relating to the Nominated Property that Administrative Agent may reasonably require.

Notwithstanding anything to the contrary contained herein, no property owned by any subsidiary of Borrower shall be counted as an Unencumbered Asset Pool Property unless such property is nominated as a Nominated Property pursuant to Section 4.1 and Section 4.2 and the subsidiary becomes a “Permitted Affiliate” hereunder by executing the Payment Guaranty and delivering the other documents described in Section 4.2(e) hereof.

5.        CONDITIONS TO DISBURSEMENTS.

          5.1       Conditions to Initial Loans. The obligation of the Lenders to make the initial Loan after the Closing Date is subject to the satisfaction of all of the following conditions precedent:

                      5.1.1     Deliveries to Administrative Agent. Administrative Agent shall have received each of the following items, in form and substance satisfactory to Administrative Agent and the Lenders:

                      (a)         Loan Documents. This Agreement, each Revolving Note, each Payment Guaranty issued by each Permitted Affiliate listed on Schedule 1.4, and each other document the Required Lenders may reasonably require, executed and acknowledged as appropriate;

                      (b)         Authorizations. Evidence that the execution, delivery and performance by Borrower and each Permitted Affiliate, as the case may be, of this Agreement and the other Loan

Documents have been duly authorized, executed and delivered by Responsible Officers of Borrower and each Permitted Affiliate, including, without limitation, authorizing resolutions and incumbency certificates for such Responsible Officers;

                    (c)       Governing Documents. Copies of Borrower’s articles of incorporation and by-laws and any amendments and modifications thereto, and each Permitted Affiliate’s organizational or formation documents and any amendment and modifications thereto;

                    (d)       Good Standing. Certificates of Good Standing for Borrower and each Permitted Affiliate from their respective states of organization and from any other state in which Borrower and/or each Permitted Affiliate is required to qualify to conduct its business;

                    (e)       Legal Opinions. A written opinion of Borrower’s legal counsel and each Permitted Affiliate’s legal counsel, each covering such matters as the Administrative Agent may reasonably require. The legal counsel and the terms of the opinion must be reasonably acceptable to Administrative Agent;

                    (f)        Insurance. If required by Administrative Agent, evidence of any insurance coverage required by Section 6.1.3 of this Agreement;

                    (g)       Certificate Regarding No Default or Material Adverse Change. A certificate of Borrower’s Responsible Officer, dated the Closing Date, certifying that (i) the representations and warranties contained in Article 7 are true and correct on and as of such date, as though made on and as of such date; (ii) the calculation of the Availability as of the Closing Date is true and correct on and as of such date; (iii) no Default or Event of Default nor any default under any existing credit facility of Borrower exists or would result from the extensions of credit advanced on the Closing Date; and (iv) no material adverse change in the business, assets, operations, condition (financial or otherwise) or prospects of Borrower or any of its subsidiaries or Affiliates has occurred since the date of the last audited financial statements of Borrower delivered by Borrower to Administrative Agent;

                    (h)       Property Information. A copy of each item described in Sections 4.2(b) and (e) and evidence of the insurance required under Section 6.1.3 for each Unencumbered Asset Pool Property listed in Part B of Exhibit A hereto.

                    (i)       Compliance Certificate. A duly executed and completed Compliance Certificate evidencing pro forma compliance with the financial covenants contained herein.

                    (j)       Other Items. Any other items that Administrative Agent reasonably requires.

          Without limiting the generality of the provisions of Section 9.4, for purposes of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

                    5.1.2     Payment of Fees. Borrower shall have paid to Administrative Agent, for its own account or for the account of the Lenders, as applicable, the fees set forth in the Fee Letter that are due on or before the Closing Date.

                    5.1.3     Payment of Expenses. Payment of the expenses of preparing this Agreement and the other Loan Documents, including reasonable attorneys’ fees and costs, the review of any Phase I environmental site assessments, and any and all other fees due from Borrower to Administrative Agent.

          5.2       Conditions of all Borrowings and Letters of Credit. The obligation of the Lenders to make any Loan (including the initial Loan) or of the L/C Issuer to issue any Letter of Credit is subject to the satisfaction of all of the following conditions precedent on the relevant borrowing date:

                     (a)       Administrative Agent shall have received a Notice of Borrowing or Conversion/Continuation requesting an extension of credit;

                     (b)       The requested extension of credit shall not cause the aggregate Outstanding Amount of all Loans and the Outstanding Amount of all L/C Obligations to exceed the Availability at such time;

                     (c)       The representations and warranties of Borrower set forth in Article 7 of this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing with the same force and effect as if made on and as of such date;

                     (d)       No Default or Event of Default shall exist or result from such Borrowing; and

                     (e)       If Borrower has requested issuance of a Letter of Credit, Administrative Agent shall have received a Letter of Credit Application signed by the account party (and Borrower, if Borrower is not the account party), and the Fronting Fee for such Letter of Credit described in Section 2.11.2.

6.        COVENANTS OF BORROWER. Borrower promises to keep each of the following covenants:

           6.1       Specific Affirmative Covenants.

                     6.1.1     Compliance with Law. Borrower and each Permitted Affiliate, as applicable, shall comply in all material respects with all existing and future laws (including Environmental Laws), regulations, orders, building restrictions and requirements of, and all agreements with and commitments to, all Governmental Authorities having jurisdiction over Borrower or Borrower’s business or such Permitted Affiliate or such Permitted Affiliate’s business, as applicable, including those pertaining to the construction, sale, leasing or financing of any Unencumbered Asset Pool Property or the environmental condition of any Unencumbered Asset Pool Property, and with all recorded covenants and restrictions affecting any Unencumbered Asset Pool Property (all collectively, the “Requirements”). Notwithstanding any contrary provision in this Section, (i) Borrower and each applicable Permitted Affiliate shall have a right to contest all existing and future Requirements of Law (other than those relating to Environmental Laws) before complying therewith, and (ii) Borrower and each Permitted Affiliate shall have a right to contest all existing and future Requirements relating to Environmental Laws for one year, before complying therewith, provide that no Unencumbered Asset Pool Property is in danger of being lost or forfeited.

                    6.1.2     Site Visits. Borrower and each Permitted Affiliate shall allow Administrative Agent and Lenders access to each Unencumbered Asset Pool Property at any reasonable time upon reasonable written notice by Administrative Agent to Borrower (a) for the purpose of inspecting the Unencumbered Asset Pool Property, and (b) upon reasonable belief by Administrative Agent or Lenders of the existence of a matter that should be investigated, for the purpose of taking soil or groundwater samples and conducting tests, among other things, to investigate for the presence of Hazardous Substances. Borrower and each Permitted Affiliate shall also allow Administrative Agent to examine, copy and review its and their books and records. Neither Administrative Agent nor any Lender is under any duty to visit or observe any Unencumbered Asset Pool Property, and Administrative Agent is under no duty to examine any books or records. Any site visit, observation or examination by Administrative Agent or any Lender shall be solely for the purpose of protecting Administrative Agent’s and such Lender’s interests and preserving Administrative Agent’s rights under the Loan Documents. Neither Administrative Agent nor any Lender owes a duty of care to protect Borrower, any Permitted Affiliate, or any other Person against, or to inform Borrower, any Permitted Affiliate, or any other Person of, any adverse condition affecting any Unencumbered Asset Pool Property, including any defects in the design or construction of any improvements located on an Unencumbered Asset Pool Property or the presence of any Hazardous Substances on an Unencumbered Asset Pool Property.

                    6.1.3     Insurance. Borrower and each Permitted Affiliate, as applicable, shall maintain the following insurance:

                    (a)       Special Form property damage insurance in non-reporting form on each of its Unencumbered Asset Pool Properties, with a policy limit in an amount not less than the full insurable value of the improvements located on such property on a replacement cost basis, including tenant improvements, if any, with a deductible amount, if any, reasonably satisfactory to Administrative Agent, which insurance shall cover such risks as are ordinarily insured against by similar businesses. The policy shall include a business interruption (or rent loss, if more appropriate) endorsement which will provide coverage for rent and extra expenses for twelve (12) months, and any other endorsements reasonably required by Administrative Agent. Notwithstanding the foregoing, earthquake insurance with respect to any Unencumbered Asset Pool Property shall not be required unless (i) institutional lenders generally require earthquake insurance for similar types of retail real property in the geographic location where such Unencumbered Asset Pool Property is located, and (ii) such insurance is generally available at commercially reasonable rates.

                    (b)     Comprehensive General Liability coverage with such limits as Administrative Agent may reasonably require. This policy shall name Administrative Agent as an additional insured. Coverage shall be written on an occurrence basis, not claims made, and shall cover liability for personal injury, death, bodily injury and damage to property, products and completed operations.

                    (c)     Workers’ compensation insurance for all employees of Borrower and each subsidiary in such amount as is required by law and including employer’s liability insurance, if required by Administrative Agent.

          All policies of insurance required by Administrative Agent must be issued by companies reasonably approved by Administrative Agent and otherwise be reasonably acceptable to Administrative Agent as to amount, forms, risk coverages and deductibles. In addition, each policy (except workers’ compensation) must provide Administrative Agent at least 30 days’ prior notice of cancellation, non-renewal or modification. If Borrower or a Permitted Affiliate, as applicable, fails to keep any such coverage in effect while any Commitment is outstanding, Administrative Agent may procure the coverage at Borrower’s expense. Borrower shall reimburse Administrative Agent, on demand, for all premiums advanced by Administrative Agent or Lenders, which advances shall be considered to be additional loans to Borrower hereunder at the Default Rate applicable to Reference Rate Loans. Neither Administrative Agent nor any Lender shall, because of accepting, reasonably disapproving, approving or obtaining insurance, incur any liability for (i) the existence, nonexistence, form or legal sufficiency thereof, (ii) the solvency of any insurer, or (iii) the payment of losses.

                    6.1.4     Preservation of Rights. Borrower or the applicable Permitted Affiliate shall obtain and preserve all rights, privileges and franchises necessary or desirable for the operation of each Unencumbered Asset Pool Property owned by Borrower or such Permitted Affiliate. Borrower and each Permitted Affiliate shall also obtain and preserve all rights, privileges and franchises necessary or desirable for the conduct of Borrower’s and such Permitted Affiliate’s business. Either Borrower or the applicable Permitted Affiliate shall maintain any Unencumbered Asset Pool Property owned by it in good condition and repair. Either Borrower or the applicable Permitted Affiliate shall, at Borrower’s or such Permitted Affiliates sole cost and expense, follow all recommendations in all material respects in any asbestos survey conducted by an expert selected by Borrower or such Permitted Affiliate and approved by Administrative Agent with respect to any Unencumbered Asset Pool Property owned by Borrower or such Permitted Affiliate regarding safety conditions for, and maintenance of, any asbestos containing materials, including any recommendation to institute an O&M Plan.

                    6.1.5     Taxes. Borrower and each Permitted Affiliate shall make payments prior to delinquency of all local, state and federal taxes; provided, however, that neither Borrower nor any Permitted Affiliate need pay any such taxes (a) that it is contesting in good faith and by appropriate proceedings that were promptly commenced and are being diligently pursued, and (b) for which Borrower or such Permitted Affiliate, as applicable, has created an appropriate reserve or other provision as required by GAAP, and no material property of Borrower or such Permitted Affiliate is in imminent danger of being lost or forfeited.

                    6.1.6     Appraisals. Administrative Agent or Majority Lenders may at any time and from time to time obtain an Appraisal (at the sole cost and expense of Borrower) for any Unencumbered Asset Pool Property should any one or more of the following conditions exist: (i) the then most-current Appraisal for such Unencumbered Asset Pool Property is more than twelve

(12) months old; (ii) an Event of Default exists; (iii) Borrower has notified Administrative Agent that Borrower intends to extend the Original Maturity Date, pursuant to Section 2.9 hereof; or (iv) a new or updated Appraisal is required under any applicable Law. Except as specifically set forth in the preceding sentence, Borrower shall not be required to pay for any Appraisals.

                    6.1.7     Certain Unencumbered Asset Pool Covenants. In addition to the covenants and requirements set forth in Section 4 above and Section 6.6 below, Borrower shall ensure that the applicable Additional Unencumbered Asset Pool Requirements are satisfied at all times.

          6.2       Payment of Expenses

                     (a)     Borrower shall pay or reimburse Administrative Agent, within fifteen days after demand, for (i) the costs of electronic distribution services incurred in connection with the closing and administration of the transactions contemplated by the Loan Documents; and (ii) costs, expenses and other amounts described in Section 10.4(a) hereof. Such costs and expenses shall include reasonable fees for due diligence and environmental services (including only those services performed by Administrative Agent’s or any Lender’s employees and the cost of those services that Administrative Agent or any Lender incurs because it believes that such services are required), electronic distribution service charges, reasonable legal fees and expenses of counsel, counsel’s travel expenses associated with any syndication, lender meetings or other conferences and any other reasonable fees and costs for services, regardless of whether such services are furnished by Administrative Agent’s or any Lender’s employees or by independent contractors.

                     (b)     Borrower shall pay or reimburse Administrative Agent for the benefit of each Lender within fifteen days after demand for all costs and expenses, including all electronic distribution service, legal, audit and review fees and expenses (including the allocated cost of such services by Administrative Agent’s employees) incurred by Administrative Agent in connection with the enforcement or preservation of any rights or remedies under any Loan Document (including any “workout” or restructuring of the Loans, and any bankruptcy, insolvency or other similar proceeding, judicial proceeding or arbitration).

          Borrower acknowledges that none of the fees described in Section 2.11 include amounts payable by Borrower under this Section 6.2. All such sums incurred by Administrative Agent or any Lender and not immediately reimbursed by Borrower within fifteen days of written notice by Administrative Agent shall be considered an additional loan to Borrower hereunder at the Default Rate applicable to Reference Rate Loans. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

          6.3       Financial and Other Information; Certification. Borrower shall provide to Administrative Agent the following financial information and statements for Borrower and its consolidated subsidiaries prepared on a consolidated basis:

                     (a)     Within 90 days after each fiscal year end, the annual audited consolidated financial statements of Borrower prepared in accordance with GAAP, and accompanied by the opinion of a nationally recognized Certified Public Accountant stating that such consolidated financial statements present fairly the financial positions of Borrower for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and are not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

                     (b)     Within 45 days after the end of each fiscal quarter, quarterly unaudited financial statements of Borrower, including cash flow statements, certified by a Responsible Officer of Borrower, and (to the extent appropriate), be prepared on a consolidated basis according to GAAP.

                     (c)     Within 120 days of Borrower’s fiscal year end, Borrower’s annual report, certified by an appropriate Responsible Officer as being complete and correct in all material respects.

                     (d)     Copies of Borrower’s federal income tax return (with all schedule K-l’s attached), within fifteen days of filing, and copies of any extensions of the filing date, certified by an appropriate Responsible Officer as being complete and correct in all material respects.

                     (e)     Copies of Borrower’s Form 10-K Annual Report within fifteen (15) days of filing.

                     (f)     Copies of Borrower’s Form 10-Q Quarterly Report within fifteen (15) days of filing and copies of all statements, reports and notices sent or made available generally by Borrower to its security holders at the time they are so sent or made available, any financial statements contained therein to be certified by the chief financial officer of Borrower, and (to the extent appropriate) to be prepared on a consolidated basis according to GAAP and to include Borrower.

                     (g)     Within forty five (45) days of the end of each of the first three fiscal quarters and in addition within ninety (90) days of the end of each fiscal year, a Compliance Certificate of Borrower signed and certified by an authorized financial officer of Borrower (i) setting forth the information and computations (in sufficient detail) to determine the Gross Asset Value, the Consolidated Indebtedness, the Unencumbered Asset Pool Value, the Debt Service, the EBITDA, the Fixed Charges, the Secured Debt, the Recourse Debt and any other required calculations hereunder in order to establish that Borrower is in compliance with all financial covenants set forth in this Agreement at the end of the period covered by the financial statements then being furnished, (ii) stating specifically that the Outstanding Amount of Loans plus the Outstanding Amount of L/C Obligations is less than or equal to the Availability, and (iii) setting forth whether there existed as of the date of the most recent financial statements of Borrower and its consolidated subsidiaries and whether there exists as of the date of the certificate, any Default or Event of Default under this Agreement and, if any such Default or Event of Default exists, specifying the nature thereof and the action Borrower is taking and proposes to take with respect thereto.

                     (h)     Within ninety (90) days after the end of fiscal year, Borrower’s one (1)-year calendar budget and forecasts.

                     (i)     Within thirty (30) days after the end of each fiscal year, an annual business plan and annual cash flow projections for Borrower in form and content reasonably acceptable to Administrative Agent.

                     (j)     Within forty-five (45) days of the end of each fiscal quarter, an operating statement and rent roll for each Unencumbered Asset Pool Property, each in form and substance satisfactory to Administrative Agent.

                     (k)     Any other financial or other information concerning Borrower’s or any Permitted Affiliate’s affairs and properties as Administrative Agent may reasonably request, to be furnished promptly upon such request.

          Documents required to be delivered pursuant to Section 6.3(f) or (g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents, or provides a link thereto on Borrower’s website on the Internet at its website address set forth on the signature page hereof (or such other website address as notified to Administrative Agent and the Lenders); or (ii) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (A) upon request by Administrative Agent, Borrower shall deliver paper copies of such documents to Administrative Agent until a written request to cease delivering paper copies is given by Administrative Agent, and (B) Borrower shall notify (which may be by facsimile or electronic mail) Administrative Agent of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding the foregoing in every instance Borrower shall be required to provide paper copies of the Compliance Certificates, Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery, and each Lender shall be solely responsible for maintaining its copies of such documents.

          Each of Borrower and, by its execution of its consent hereto, each Permitted Affiliate, hereby acknowledges that (a) Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of Borrower or any Permitted Affiliate hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Borrower, the Permitted Affiliates or their securities) (each, a “Public Lender”). Each of Borrower and, by its execution of its consent hereto, each Permitted Affiliate, agrees that (w) all the Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking the Borrower Materials “PUBLIC,” Borrower and each Permitted Affiliate shall be deemed to have authorized Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrower, the Permitted Affiliates or their securities for purposes of

United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.6); (y) all the Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) Administrative Agent and the Arranger shall be entitled to treat any of the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, neither Borrower nor any Permitted Affiliate shall be under any obligation to mark any of the Borrower Materials “PUBLIC.”

          6.4       Notices. Borrower shall promptly notify Administrative Agent in writing of any knowledge that any officer of Borrower or any Permitted Affiliate has of:

                    (a)       any litigation affecting Borrower, any Permitted Affiliate, any Unencumbered Asset Pool Property, and/or any other subsidiary or affiliate of Borrower that directly owns any Unencumbered Asset Pool Property or any development property or whose financial results are consolidated with those of Borrower for reporting purposes, in each case where the aggregate amount at risk or at issue (including litigation costs and attorneys’ fees and expenses, but excluding claims which, in Administrative Agent’s reasonable judgment, are expected to be covered by insurance) exceeds: (l) in the case of litigation affecting an Unencumbered Asset Pool Property, twenty percent (20%) of the property value of such Unencumbered Asset Pool Property, or (2) in the case of litigation affecting Borrower, any Permitted Affiliate or any such other subsidiary or affiliate of Borrower, an aggregate amount of $10,000,000;

                    (b)       any written notice from any Governmental Authority having jurisdiction thereover that any property or Borrower’s or any Permitted Affiliate’s business fails in any material respect to comply with any applicable Law (including any Environmental Law), regulation or court order, where the failure to comply could have a material adverse effect on Borrower or such Permitted Affiliate;

                    (c)       any material adverse change in the physical condition of any Unencumbered Asset Pool Property or Borrower’s or any Permitted Affiliate’s condition or operations, or any other circumstance that materially adversely affects Borrower’s or a Permitted Affiliate’s intended use of any Unencumbered Asset Pool Property or Borrower’s ability to repay the Loans;

                    (d)       any Default or Event of Default, and any failure to comply with this Agreement or any other Loan Document or any other material agreement to which Borrower or any Permitted Affiliate is a party, where such noncompliance has a material adverse effect on the ability of Borrower or any Permitted Affiliate to perform their respective obligations under the terms of the Loan Documents;

                    (e)       any change in Borrower’s or any Permitted Affiliate’s name, legal structure, jurisdiction of formation, place of business or chief executive office;

                    (f)       any actual or threatened condemnation of any portion of any Unencumbered Asset Pool Property given in writing to Borrower or any Permitted Affiliate, as the case may be, by any Governmental Authority, or any material loss of or substantial damage to any Unencumbered Asset Pool Property;

                    (g)       any written notice of any cancellation, alteration or non-renewal of any insurance coverage maintained with respect to any Unencumbered Asset Pool Property;

                    (h)       any written notice received by Borrower from any Governmental Authority that any Unencumbered Asset Pool Property, or any use activity, operation or maintenance thereof or thereon, is not in compliance with any Law, including any Environmental Laws, and including notice of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against Borrower or any Permitted Affiliate or any of their respective Unencumbered Asset Pool Properties pursuant to any applicable Environmental Laws, and (ii) any environmental or similar condition on any real property adjoining or in the vicinity of any Unencumbered Asset Pool Property of Borrower or any Permitted Affiliate that could reasonably be anticipated to cause the applicable Unencumbered Asset Pool Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Unencumbered Asset Pool Property under any Environmental Laws; or

                    (i)       any purchase, sale or encumbrance of any asset or property of Borrower or any of its consolidated subsidiaries in excess of $1,000,000, or the incurrence of any Indebtedness by Borrower or any of its Permitted Affiliates of $1,000,000 or more (and together with each such notice, Borrower shall provide an updated Compliance Certificate).

          6.5       Negative Covenants.

                    6.5.1     Limitations on Certain Activities. Without the prior written consent of the Required Lenders (or Administrative Agent at the request of the Required Lenders), which consent shall not be unreasonably withheld or delayed:

                              (1)       other than in the ordinary course of Borrower’s business, Borrower shall not lease all or a substantial part of Borrower’s business or Borrower’s assets;

                              (2)       without the prior written consent of the Required Lenders, Borrower shall not enter into or invest in any consolidation, merger, pool, syndicate or other combination unless Borrower is the surviving entity;

                              (3)       the legal structure of Borrower shall not change from a Maryland corporation that qualified to be taxed as a real estate investment trust under the provisions of Internal Revenue Code Sections 856 through 860;

                              (4)       Borrower’s or any Permitted Affiliate’s jurisdiction of formation, place of business, or chief executive office (if Borrower or such Permitted Affiliate has more than one place of business) shall not change except upon 30 days’ prior written notice to Administrative Agent; and

                              (5)       Borrower shall not suffer a change in its executive management such that (i) H. Kerr Taylor is no longer Chief Executive Officer, President and Chairman of the

Board of Directors, (ii) Chad Braun is no longer Executive Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary, (iii) Brett P. Treadwell is no longer Managing Vice President, Finance and Chief Accounting Officer or (iv) there is a change in 25% or more of Borrower’s executive management which is in place on the Closing Date, unless such executive management is replaced by parties reasonably acceptable to Administrative Agent within ninety (90) days of such change.

                    6.5.2     Material Changes. Borrower shall not in any case:

                              (1)       liquidate or dissolve Borrower’s business;

                              (2)       liquidate or dissolve the business of any Permitted Affiliate, unless prior to or contemporaneously with such liquidation or dissolution, (x) all of the Unencumbered Asset Pool Property owned by such Permitted Affiliate is removed from the Unencumbered Asset Pool by Borrower pursuant to Section 4.1(b), (y) such Unencumbered Asset Pool Property is no longer included in the calculation of Availability hereunder, (z) after the removal of such Unencumbered Asset Pool Property, the aggregate Outstanding Amount of Loans plus the Outstanding Amount of L/C Obligations will be less than or equal to the Availability and no Event of Default exists); or

                              (3)       dispose of all or substantially all of Borrower’s business or of Borrower’s assets or the business or assets of any Permitted Affiliate (with the exception of a Permitted Affiliate that owns only one asset, in which case the business or assets of such Permitted Affiliate may disposed of as long as, prior to or contemporaneously with such disposition, (x) all of the Unencumbered Asset Pool Property owned by such Permitted Affiliate is removed from the Unencumbered Asset Pool by Borrower pursuant to Section 4.1(b), (y) such Unencumbered Asset Pool Property is no longer included in the calculation of Availability hereunder, (z) after the removal of such Unencumbered Asset Pool Property, the aggregate Outstanding Amount of Loans plus the Outstanding Amount of L/C Obligations will be less than or equal to the Availability and no Event of Default exists).

          6.6       Type of Business; Development Covenants.

                    (a)       Borrower shall own, manage, finance, lease and/or operate as an owner, developer and/or asset manager income-producing retail properties located in the United States, and all of Borrower’s other business activities and investments shall be incidental thereto, with the exception of the investments described in clause (ii) below. Borrower and its consolidated subsidiaries shall not own at any time, on a consolidated basis:

                              (i)       entitled and unentitled undeveloped land,

                              (ii)       real estate assets (other than retail properties), or investments in, or loans to, companies that own and/or develop real estate (other than retail properties),

                              (iii)       investments in Mortgage Receivables,

                              (iv)       stock holdings,

                                 (v)     retail properties under development for which certificates of occupancy have not been issued (excluding development on otherwise operating properties),

                                  (vi)     Joint Venture Investments

the value of which exceeds, (A) in the aggregate for all assets described in each of clauses (i)-(iv) above, 5% of Gross Asset Value, (B) in the aggregate for all assets described in clause (v) above, 10% of Gross Asset Value (which, for the purposes of determining the value of such retail properties under development, shall include the estimated costs to complete construction and development of the retail project and lease-up until break-even occupancy), (C) in the aggregate for all assets described in clause (vi) above, 10% of Gross Asset Value, or (D) in the aggregate for all assets described in clauses (i)-(vi) above, 25% of Gross Asset Value.

                         (b)      In addition to the restrictions in Section 6.6(a) above, at no time shall Borrower’s and its subsidiaries’ ownership of, or investment in, real estate properties under financeable ground leases with single tenants exceed 20% of the Gross Asset Value.

          6.7          Performance of Acts. Upon request by Administrative Agent, Borrower and each Permitted Affiliate shall perform all acts required of them which may be reasonably necessary or advisable to carry out the intent of the Loan Documents.

          6.8          Keeping Permitted Affiliates Informed. Borrower shall keep and each Permitted Affiliate (and any other Person giving a guaranty to Administrative Agent and Lenders with regard to the Loans), in its capacity as a guarantor, informed of Borrower’s financial condition and business operations and all other circumstances that may affect Borrower’s ability to pay or perform its obligations under the Loan Documents. In addition, Borrower shall deliver to each Permitted Affiliate and any other guarantor all of the financial information required to be furnished to Administrative Agent under Section 6.3 hereunder.

          6.9          Maximum Consolidated Indebtedness Ratio. Consolidated Indebtedness shall not exceed 60% of Gross Asset Value.

          6.10        Debt Ratios. (a) The amount of Secured Debt shall not exceed 50% of the Gross Asset Value during the 24 calendar month period immediately following the Closing Date and thereafter, the amount of Secured Debt shall not exceed 45% of the Gross Asset Value; (b) the Outstanding Amount of all Loans plus the Outstanding Amount of all L/C Obligations shall not exceed the Availability; and (c) the amount of Recourse Debt (excluding the Loans and L/C Obligations) shall not exceed 15% of the Gross Asset Value.

          6.11        Fixed Charge Coverage Ratio. The ratio determined at the end of each calendar quarter of (a) EBITDA for the four consecutive calendar quarter period ending on such determination date divided by (b) the amount of Fixed Charges for such four calendar quarter period shall not be less than 1.75:1.0.

          6.12        Minimum Consolidated Net Worth. Borrower shall not permit Consolidated Net Worth at any time to be less than the sum of (a) $125,000,000, plus (b) 85% of the aggregate proceeds received by Borrower (net of customary related fees and expenses) in connection with any offering of stock by Borrower after the date hereof.

          6.13     Maximum Quarterly Dividends. Borrower shall not declare or pay any distributions or dividends except from cash flow available for distributions or dividends under applicable Law, and in any event not in excess of 95% of Funds From Operations on a rolling four calendar quarter basis. Notwithstanding the foregoing, the total of common and preferred stock dividends on a rolling four (4) calendar quarter basis may exceed Funds From Operations for the applicable period only to the extent necessary for Borrower to retain its status as a real estate investment trust under the provisions of Internal Revenue Code Sections 856 through 860. Notwithstanding the foregoing, during the continuance of any Event of Default, aggregate distributions shall not exceed the minimum amount that Borrower must distribute to its shareholders in order to qualify as a real estate investment trust under the provisions of Internal Revenue Code Sections 856 through 860.

          6.14     Negative Pledge; Limitations on Affiliate Indebtedness.

                      (a)     Neither Borrower nor any Permitted Affiliate shall create, assume, or allow any Lien (including any judicial lien) on any Unencumbered Asset Pool Property, and Borrower shall not create, assume or allow any Lien (including any judicial lien) on Borrower’s direct or indirect ownership interests in any Permitted Affiliate, except for Permitted Liens.

                      (b)     Neither Borrower nor any Permitted Affiliate shall create, assume or allow any negative pledge agreement in favor of any other Person affecting or relating to any Unencumbered Asset Pool Property. In addition, neither Borrower nor any Permitted Affiliate shall incur any Indebtedness owing to Borrower, any Permitted Affiliate or any other Affiliate.

                      (c)     Borrower and each Permitted Affiliate shall have the right to contest in good faith by appropriate legal or administrative proceeding the validity of any prohibited Lien affecting its properties so long as (i) no Event of Default exists and is continuing, (ii) Borrower or such Permitted Affiliate, as applicable, first deposits with Administrative Agent a bond or other security satisfactory to Administrative Agent in the amount reasonably required by Administrative Agent; (iii) Borrower or such Permitted Affiliate, as applicable, immediately commences its contest of such Lien and continuously pursues the contest in good faith and with due diligence; (iv) foreclosure of the Lien is stayed; and (v) Borrower or such Permitted Affiliate, as applicable, pays any judgment rendered for the Lien claimant or other third party, unless such judgment has been stayed as the result of an appeal, within 30 days after the entry of the judgment. Borrower or such Permitted Affiliate, as applicable, will discharge or elect to contest and post an appropriate bond or other security within 30 days of written demand by Administrative Agent.

          6.15     Change in Control or Management of the Unencumbered Asset Pool Property. Borrower shall not cause, permit or suffer (a) any Change of Control or (b) any Person other than Borrower or an Affiliate of Borrower to manage an Unencumbered Asset Pool Property. Notwithstanding the foregoing, a Permitted Affiliate or, subject to the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld or delayed, an independent third-party, may manage an Unencumbered Asset Pool Property following the addition of such property into the Unencumbered Asset Pool pursuant to Section 4.

          6.16     Books and Records. Each of Borrower and each Permitted Affiliate and each of their respective subsidiaries shall maintain adequate books and records (provided that, with respect to the Permitted Affiliates and subsidiaries, such books and records shall mean its income and expense statements).

          6.17     Audits. Borrower and each Permitted Affiliate shall allow Administrative Agent and its agents to inspect its properties and examine, audit and make copies of its books and records at any reasonable time upon reasonable notice to Borrower. If any of the properties, books or records of Borrower or any Permitted Affiliate are in the possession of a third party, Borrower or such Permitted Affiliate, as applicable, shall authorize that third party to permit Administrative Agent or its agents to have access to perform inspections or audits and to respond to Administrative Agent’s requests for information concerning such properties, books and records.

          6.18     Cooperation. Borrower and each Permitted Affiliate shall take any action reasonably requested by Administrative Agent to carry out the intent of this Agreement.

          6.19     ERISA Plans. Borrower shall give prompt written notice to Administrative Agent of the occurrence of any ERISA Event.

          6.20     Use of Proceeds. Borrower shall use the proceeds of the Loan only for (a) financing for acquisition, development and/or redevelopment of real and personal property, (b) letters of credit, (c) working capital in Borrower’s business, and (d) other purposes permitted by Borrower’s organizational documents as they appear as of the Closing Date.

          6.21     Use of Proceeds – Ineligible Securities. Borrower shall not use any proceeds of the Loans, directly or indirectly, to purchase or carry, or reduce or retire any loan incurred to purchase or carry, any “Margin Stock” (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          6.22     Stock Exchange Listing. Borrower shall at all times maintain a listing on the New York Stock Exchange, NASDAQ or the American Stock Exchange.

7.       REPRESENTATIONS AND WARRANTIES.     When Borrower and each Permitted Affiliate signs this Agreement, and until Administrative Agent and Lenders are repaid in full Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewed representation and warranty.

          7.1       Organization of Borrower and each Permitted Affiliate. Borrower is a corporation duly formed, validly existing and in good standing under the laws of Maryland. Each Permitted Affiliate is an entity duly organized, validly existing and in good standing under the laws of its state of formation or organization.

          7.2       Authorization. The execution and compliance with this Agreement and each Loan Document to which Borrower and each Permitted Affiliate is a party are within such Person’s powers, have been duly authorized, and do not conflict with any of such Person’s organizational or formation papers.

          7.3     Enforceable Agreement. This Agreement is a legal, valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, and it and any Loan Document to which Borrower or any Permitted Affiliate is a party, when executed and delivered, will be similarly legal, valid, binding and enforceable, except as the same may be limited by insolvency, bankruptcy, reorganization, or other laws relating to or affecting the enforcement of creditors’ rights or by general equitable principles.

          7.4     Good Standing. In each state in which Borrower and each Permitted Affiliate does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

          7.5     No Conflicts. Neither Borrower, any Permitted Affiliate, nor any Unencumbered Asset Pool Property are in violation of, nor do the terms of this Agreement or any other Loan Document conflict with, any law (including any Environmental Laws), regulation or ordinance, any order of any court or governmental entity, any organizational documents of Borrower or any Permitted Affiliate, or any covenant or agreement affecting Borrower or any Permitted Affiliate or any Unencumbered Asset Pool Property, which has a material adverse effect on Borrower or any Permitted Affiliate or any Unencumbered Asset Pool Property.

          7.6     Financial Information. All financial information which has been and will be delivered to Administrative Agent, including all information relating to the financial condition of Borrower, any Permitted Affiliate and the Unencumbered Asset Pool Property, did as of its date fairly and accurately represent the financial condition being reported on. All such information was and will be prepared in accordance with GAAP, unless otherwise noted. Since March 31, 2012, there has been no material adverse change in the financial condition of Borrower, any Permitted Affiliate or the Unencumbered Asset Pool Property.

          7.7     Borrower Not a “Foreign Person”. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended from time to time.

          7.8     Lawsuits. There are no lawsuits, actions, tax claims, investigations, proceedings, or other disputes, pending or threatened in writing, in any court or before any arbitrator or Governmental Authority that purport to affect Borrower, any subsidiaries or affiliates of Borrower, any Unencumbered Asset Pool Property, or any transaction contemplated by this Agreement or any other Loan Document that will have a material adverse effect on Borrower, any Unencumbered Asset Pool Property, or any subsidiaries or affiliates of Borrower (including the Permitted Affiliates), or any transaction contemplated by this Agreement or any other Loan Document, or on the ability of Borrower, the Permitted Affiliates or any of their subsidiaries or affiliates, to perform their respective obligations under the Loan Documents,

          7.9     Permits, Franchises. To Borrower’s knowledge, Borrower and each Permitted Affiliate possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

          7.10     Other Obligations. None of Borrower or any Permitted Affiliate is in material default (taking into account all applicable cure periods, if any) on any material obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

          7.11     Income Tax Returns. Except as otherwise disclosed to Administrative Agent in a writing referring to this Section 7.11, Borrower has no knowledge of any pending assessments or adjustments of the income tax of Borrower or any Permitted Affiliate in an amount in excess of $250,000 for any year, individually or in the aggregate.

          7.12     No Event of Default. There is no event which is, or with notice or lapse of time or both would be, an Event of Default under this Agreement.

          7.13     ERISA Plans.

                      (a)     Borrower has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability with respect to any Plan under Title IV of ERISA.

                      (b)     No Reportable Event has occurred.

                      (c)     No action by Borrower to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 of ERISA.

                      (d)     No proceeding has been commenced with respect to a Plan under Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.

          7.14     Location of Borrower. Borrower’s place of business (or, if Borrower has more than one place of business, its chief executive office) is located at the address listed under Borrower’s signature on this Agreement or at such other place as to which Borrower has notified Administrative Agent in writing.

          7.15     No Required Third Party/Governmental Approvals. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with any third party or any Governmental Authority, is necessary or required in connection with the execution, delivery or performance of this Agreement or any other Loan Document to which Borrower or any Permitted Affiliate is a party, or the enforcement of any such agreements against Borrower or any Permitted Affiliate.

          7.16     Regulated Entities. Neither Borrower nor any Person controlling Borrower is an “Investment Company” within the meaning of the Investment Company Act of 1940; or subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

8.       DEFAULT AND REMEDIES.

          8.1     Events of Default. Borrower will be in default under this Agreement upon the occurrence of any one or more of the following events (“Event of Default”):

                    (a)     Borrower fails to make any payment due hereunder, or fails to make any payment demanded by Administrative Agent under any Loan Document, on the earlier of (i) the Maturity Date or (ii) the date when due or (y) if the payment is unscheduled, the date when payment is demanded by Administrative Agent; or

                    (b)     Borrower fails to perform or observe any term, covenant or agreement contained in (i) any of Sections 6.5, 6.6, 6.9, through 6.15, 6.19, or 6.21; or (ii) any of Sections 6.1.3, or 6.17 and does not cure that failure within fifteen days after written notice from Administrative Agent; or (iii) Section 6.4 and does not cure that failure within fifteen days after Borrower’s Knowledge of such failure; or

                    (c)     Borrower fails to comply with any covenant contained in this Agreement other than those referred to in clauses (a) and (b), and does not either cure that failure within thirty (30) days after written notice from Administrative Agent, or, if the default cannot reasonably be cured in thirty (30) days, Borrower fails to promptly commence cure (in any event, within ten days after receipt of such notice), and thereafter diligently prosecute such cure to completion, and complete such cure within ninety (90) days after receipt of such notice; or

                    (d)     (i) Borrower or any Permitted Affiliate institutes or consents to the institution of any Insolvency Proceeding, makes an assignment for the benefit of creditors or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; (ii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Borrower or any Permitted Affiliate and the appointment continues undischarged or unstayed for sixty (60) calendar days; (iii) any Insolvency Proceeding relating to Borrower or any Permitted Affiliate or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; (iv) Borrower or any Permitted Affiliate becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (b) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of Borrower or any Permitted Affiliate and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

                    (e)     Borrower or any Permitted Affiliate dissolves or liquidates or a Change of Control occurs; or

                    (f)     Any representation or warranty made or given in any of the Loan Documents proves to be false or misleading in any material respect as of the time such representation or warranty was made or deemed made; or

                    (g)     Any Permitted Affiliate breaches or fails to comply with (i) any monetary covenant or payment obligation under the Payment Guaranty as required thereunder (which breach or failure continues after any applicable notice and grace period contained in the Payment

Guaranty) or (ii) with any other covenant contained in the Payment Guaranty, this Agreement or any other Loan Document applicable to it in any material respect and such Permitted Affiliate does not cure its breach of such other covenant within thirty (30) days after written notice from Administrative Agent, or, if such breach cannot reasonably be cured in thirty (30) days, such Permitted Affiliate fails to promptly commence cure (in any event, within ten days after receipt of such notice), and thereafter diligently prosecute such cure to completion, and complete such cure within ninety (90) days after receipt of such notice; or

               (h)     A defined event of default occurs under any of the Loan Documents; or

               (i)     A final non-appealable judgment or order is entered against Borrower or any Permitted Affiliate that materially adversely affects (i) Borrower’s or such Permitted Affiliate’s intended use of one or more of the Unencumbered Asset Pool Properties (subject to Borrower’s right to remove any Unencumbered Asset Pool Property from the Unencumbered Asset Pool pursuant to Section 4.1 (b)) or (ii) Borrower’s or any Permitted Affiliate’s ability to repay the Loans; or

               (j)     Borrower or any Permitted Affiliate fails, after the expiration of applicable cure periods, if any, to perform any material obligation under any other agreement Borrower has with Administrative Agent or any Lender or any Affiliate of Administrative Agent or any Lender; or

               (k)     Borrower or a Permitted Affiliate defaults (taking into account applicable cure periods, if any) in connection with any credit such Person has with any holder of Indebtedness of such Person which Indebtedness equals or exceeds $1,000,000; or

               (l)     There is a material adverse change in Borrower’s financial condition, or an event or condition that materially impairs Borrower’s or a Permitted Affiliate’s intended use of one or more of the Unencumbered Asset Pool Properties (subject to Borrower’s right to remove any Unencumbered Asset Pool Property from the Unencumbered Asset Pool pursuant to Section 4.1 (b)) which materially impairs Borrower’s ability to repay the Loan; or

               (m)     Borrower shall no longer qualify as a real estate investment trust under the provisions of Code Sections 856 through 860; or

               (n)     (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $15,000,000, or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $15,000,000; or

               (o)     Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any of Borrower or a Permitted Affiliate or a subsidiary of any of them contests in any manner the validity or enforceability of the remedies of Administrative Agent, the L/C Issuer or any Lender under any Loan Document; or a party to a

Loan Document (other than any Lender or Administrative Agent) denies that it has any further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document.

          8.2     Remedies. If any Event of Default occurs, Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders:

                    8.2.1     Termination of Commitment to Lend. Declare the Commitment of each Lender to make Loans and the commitment of the L/C Issuer to issue Letters of Credit to be terminated, whereupon such commitments shall forthwith be terminated; provided, however, that Administrative Agent and the Lenders shall continue to honor any outstanding Letter of Credit; and

                    8.2.2     Acceleration of Loans. Declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower; and

                    8.2.3     Security for Letters of Credit. Require that Borrower deposit with Administrative Agent, for the benefit of the Lenders, on demand and as cash security for Borrower’s obligations under the Loan Documents, Cash Collateral in an amount equal to the aggregate undrawn amount of all then outstanding Letters of Credit (and Borrower hereby grants to Administrative Agent, as administrative agent for the Lenders, a security interest in any such amount deposited with Administrative Agent (and any amount deposited with Administrative Agent pursuant to Section 2.8.2(a)), all earnings thereon and all proceeds thereof, and as to such amounts Administrative Agent shall have the rights and remedies of a secured party under the Pennsylvania Uniform Commercial Code); provided that upon the occurrence of any event specified in Section 8.1(d) above with respect to Borrower, such amounts shall automatically become due and payable without further act of Administrative Agent or the Lenders; and

                    8.2.4     Exercise of Rights and Remedies. Exercise all rights and remedies available to it under the Loan Documents or applicable Law; provided, however, that upon the occurrence of any event specified in Section 8.1(d) above, the obligation of each Lender to make Loans and the obligation of the L/C Issuer to issue Letters of Credit shall automatically terminate, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Administrative Agent or any Lender.

                    8.3     Application of Funds. After the exercise of remedies provided for in Section 8.2 (or after the Loans have automatically become immediately due and payable and the undrawn amount of outstanding Letters of Credit have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.2.3), any amounts received on account of the Obligations shall be applied by Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including legal fees and expenses and amounts payable under Sections 2.11, 6.2, and 10.4) payable to Administrative Agent in its capacity as such;

          Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including amounts payable under Sections 2.11, 3.1, 3.3, 3.4, 6.2, and 10.4), ratably among them in proportion to the amounts described in this clause Second are payable to them;

          Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

          Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to Administrative Agent for the account of the L/C Issuer to Cash Collateralize the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by law.

          Subject to Section 2.5.5, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

9.       ADMINISTRATIVE AGENT.

          9.1     Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints PNC Bank to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 9 are solely for the benefit of Administrative Agent, the Lenders and the L/C Issuer, and Borrower shall not have rights as a third party beneficiary of any of such provisions.

          9.2     Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.

          9.3     Exculpatory Provisions.

                    9.3.1     Limitation of Administrative Agent’s Duties. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Administrative Agent: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

                    9.3.2     Limitation of Administrative Agent’s Liability. Administrative Agent shall not be liable to any Lender for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.2 and 9.1), or (ii) in the absence of its own gross negligence or willful misconduct. Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to Administrative Agent by Borrower, a Lender or the L/C Issuer.

                    9.3.3     Limitation of Administrative Agent’s Responsibilities. Administrative Agent shall not be responsible to any Lender or L/C Issuer for, or have any duty to ascertain or inquire for the benefit of any Lender or L/C Issuer into, (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

          9.4     Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability to any Lender or L/C Issuer for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person; provided, however, that notwithstanding any such notice, request or other direction to the contrary, in all events Administrative Agent shall direct that the proceeds of a Borrowing be deposited in the account of Borrower, as determined by Borrower in its sole discretion, designated to Administrative Agent on the Closing Date (the “Designated Borrower’s Account”). Subject to the foregoing sentence, Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          9.5     Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          9.6     Resignation of Administrative Agent.

                    9.6.1     Notice of Resignation. Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that as long as no Event of Default hereunder has occurred and is continuing, Borrower shall have the right to consent to such successor, such consent to not be unreasonably withheld. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that as long as no Event of Default hereunder has occurred and is continuing, Borrower shall have the right to consent to such successor, such consent to not be unreasonably withheld; provided further that if Administrative Agent shall notify Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this

Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed in writing between Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

                    9.6.2     Resignation by PNC Bank. Any resignation by PNC Bank as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of its respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

          9.7     Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

          9.8     No Duties, Etc. The Arranger assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent for the Lenders. The titles “Sole Lead Arranger” and “Sole Book Manager” are solely honorific and imply no fiduciary or other responsibility on the part of the Arranger to the Administrative Agent, any Loan Party or any Lender and the use of such titles does not impose on the Arranger any duties or obligations or entitle the Arranger to any rights hereunder except as specifically herein provided.

          9.9     Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower or any Permitted Affiliate, Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and Administrative Agent under Sections 2.11, 6.2 and 10.4) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.11, 6.2 and 10.4. Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

          9.10     Release of Permitted Affiliate from Payment Guaranty. The Lenders irrevocably authorize Administrative Agent, at its option and in its discretion and without the consent of any Lender, to release any Permitted Affiliate from its obligations under its Payment Guaranty if such Person ceases to be an owner of an Unencumbered Asset Pool Property as a result of a transaction permitted hereunder. Upon request by Administrative Agent at any time, the Required Lenders will confirm in writing Administrative Agent’s authority to release any Permitted Affiliate from its obligations under its Payment Guaranty pursuant to this Section 9.10.

10.          MISCELLANEOUS PROVISIONS.

          10.1     Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower or any Permitted Affiliate therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Administrative Agent at the written request of the Required Lenders) and, in the case of an amendment, by Borrower or, if required, a Permitted Affiliate, and acknowledged by Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment or consent shall:

                    (a)     waive any condition set forth in Section 5.1 without the written consent of each Lender;

               (b)     increase the aggregate Commitment or increase the Commitment of any Lender without the written consent of such Lender;

               (c)     postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders, or any of them, hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

               (d)     reduce the rate of interest or any fees or other amounts payable in connection with the Loans or L/C Borrowings except as expressly provided in this Agreement without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of Borrower to pay interest or Letter of Credit Fees at the Default Rate, or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

               (e)     change Section 2.16 or Section 8.3 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

               (f)     change the voting percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders, or any of them, to take any action hereunder (e.g., the provisions of this Section 10.1 or the definition of the term “Required Lenders”), without the written consent of each Lender;

               (g)     amend this or any provision requiring consent of all Lenders for action by the Lenders or Administrative Agent, without the written consent of each Lender; or

               (h)     discharge Borrower or any Permitted Affiliate, or release all or substantially all of the collateral securing the Obligations, if any, without the written consent of each Lender, except as otherwise may be provided in the Loan Documents (including Section 9.10 hereof, which permits the release of a Permitted Affiliate without the consent of the Lenders under the terms and conditions set forth therein), or except where only the consent of the Required Lenders is expressly required by any Loan Document;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

          10.2     Notices; Effectiveness; Electronic Communication.

               (a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.2(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                    (i)      if to Borrower, Administrative Agent or the L/C Issuer to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 1.2; and

                    (ii)      if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

In addition to the foregoing, all information, documents and deliveries required to be provided under Section 6.03 hereof shall be simultaneously submitted by one of the following four (4) methods (and Borrower’s name shall be included on all such correspondence):

Email:	financials@pncbank.com

Facsimile:	(913) 253-9813

Regular Mail:	PNC Bank, N.A. Attention: Credit Administration P.O. Box 25964 Shawnee Mission, KS 66225-5964

Overnight Mail:	PNC Bank, N.A. Attention: Credit Administration 10851 Mastin, Suite 300 Overland Park, KS 66210 (913) 253-9000

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 10.2(b) below, shall be effective as provided in such Section 10.2(b).

               (b)     Electronic Communications. (i) Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article 2 if such Lender or the L/C Issuer, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications, and (ii) unless Administrative Agent otherwise prescribes, (y) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (z) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (y) of notification that such notice or communication is available and identifying the website address therefor.

               (c)     The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s or Administrative Agent’s transmission of the Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

               (d)     Change of Address, Etc. Each of Borrower, Administrative Agent and the L/C Issuer may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to Borrower, Administrative Agent and the L/C Issuer. In addition, each Lender agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

               (e)     Reliance by Administrative Agent, L/C Issuer and Lenders. Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing) purportedly given by or on behalf of Borrower by a Person identifying himself or herself as a Responsible Officer, even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower by a Person identifying himself or herself as a Responsible Officer. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

               (f)     Communication with Lenders. All communications from Administrative Agent to the Lenders requesting the Lenders’ determination, consent, approval or disapproval (a) shall be given in the form of a written notice to each Lender, (b) shall be accompanied by a description of the matter or time as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or item may be inspected, or shall otherwise describe the matter or issue to be resolved, and (c) shall include Administrative Agent’s recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten (10) Business Days after receipt of the request from Administrative Agent (the “Lender Reply Period”). Unless a Lender shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Required Lenders or all the Lenders, Administrative Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination of the Required Lenders (and each nonresponding Lender shall be deemed to have concurred with such recommended course of action) or all the Lenders, as the case may be.

          10.3     No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer or Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4     Costs and Expenses; Indemnity; Waiver of Consequential Damages, Etc.

                      (a)     Costs and Expenses. Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                      (b)     Indemnification by Borrower. Borrower shall indemnify Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any Permitted Affiliate arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by Borrower or any of its subsidiaries, or any liability under any Environmental Laws related in any way to Borrower or any of its subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any Permitted Affiliate, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or any Permitted Affiliate against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or such Permitted Affiliate has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

                      (c)     Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under Sections 10.4(a) or (b) to be paid by it to Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such subagent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this Section 10.4(c) are subject to the provisions of Section 2.14.2.

                      (d)     Payments. All amounts due under this Section shall be payable not later than fifteen (15) days after demand therefor.

                      (e)     Survival. The agreements in this Section shall survive the resignation of Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

          10.5     Successors and Assigns.

                      (a)     Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.5(b), (ii) by way of participation in accordance with the provisions of Section 10.5(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.5(f). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.5(d) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                      (b)     Assignment by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this clause (a), participations in L/C Obligations) at the time owing to it; provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iii) any assignment of a Commitment must be approved by Administrative Agent and the L/C Issuer (which consent will not be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 1.4, and the Eligible Assignee, if it shall not be a Lender, shall deliver to Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by Administrative Agent pursuant to clause (b) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.3, 3.4, and 10.4 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, Borrower (at its expense) shall execute and deliver a Revolving Note to the assignee Lender and, in such event, the assigning Lender shall return the original Revolving Note for cancellation and, if the assignment is for a portion of the assigning Lender’s Commitment, replacement by a new Revolving Note issued by Borrower and evidencing the assigning Lender’s reduced Commitment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section. Notwithstanding the foregoing, assignment of the obligations of the L/C Issuer after the resignation of PNC Bank as L/C Issuer, or any other successor thereafter acting as L/C Issuer, shall be governed by Section 10.5(h) hereof.

                    (c)     Register. Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of Borrower and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from Administrative Agent a copy of the Register.

                    (d)          Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural person or Borrower or any of Borrower’s Affiliates or subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, each Permitted Affiliate, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a)-(g) of Section 10.1 that directly affects such Participant. Subject to clause (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.3, 3.4, and 10.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section.

                    (e)          Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.1 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Sections 3.1.5 and 3.3.3 as though it were a Lender.

                    (f)          Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Revolving Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                    (g)          Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

                    (h)          Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time PNC Bank assigns all of its Commitment and Loans pursuant to clause (a) above, PNC Bank may, upon 30 days’ notice to Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder and, if such designated appointee agrees to act as successor L/C Issuer hereunder, Lenders hereby agree to accept such appointment; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of PNC Bank as L/C Issuer. In addition, if PNC Bank fails to issue a Letter of Credit under Section 2.1.2(b) hereof because the issuance of such Letter of Credit would violate any of its policies. PNC Bank will, upon the request of Borrower, resign as L/C Issuer hereunder and Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder and, if such designated appointee agrees to act as successor L/C Issuer hereunder, Lenders hereby agree to accept such appointment; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of PNC Bank as L/C Issuer. If PNC Bank resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Reference Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.5.1). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to PNC Bank to effectively assume the obligations of PNC Bank with respect to such Letters of Credit.

          10.6          Confidentiality. Each of Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (g) with the consent of Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower.

          For purposes of this Section, “Information” means all information received from Borrower or any subsidiary thereof relating to Borrower or any subsidiary thereof or any of their respective businesses, other than any such information that is available to Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by Borrower or any subsidiary thereof, provided that, in the case of information received from Borrower or any subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          Each of Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning Borrower or a subsidiary thereof, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

          10.7          Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and the L/C Issuer is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or the L/C Issuer to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and the L/C Issuer under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify Borrower and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

          10.8          No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of the parties signing this Agreement and their successors and assigns. No trust is created by this Agreement and no other persons or entities shall have any right of action under this Agreement or any right to the Loan funds.

          10.9          Payments Set Aside. To the extent that any payment by or on behalf of Borrower or any Permitted Affiliate is made to Administrative Agent, the L/C Issuer or any Lender, or Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

          10.10          Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          10.11          Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any credit extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

          10.12          Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.13          Replacement of Lenders. If any Lender requests compensation under Section 3.4, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1 or Section 3.3, or if any Lender is a Defaulting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.5), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

                    (a)          Borrower shall have paid to Administrative Agent the assignment fee specified in Section 10.5(b);

                    (b)          such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.4) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);

                    (c)          in the case of any such assignment resulting from a claim for compensation under Section 3.3 or payments required to be made pursuant to Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter;

                    (d)          such assignment does not conflict with applicable Laws; and

                    (e)          a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

          10.14 Governing Law; Jurisdiction; Etc.

                    (a)          GOVERNING LAW. THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA TO THE RIGHTS AND DUTIES OF THE PARTIES.

                    (b)          SUBMISSION TO JURISDICTION. BORROWER AND ADMINISTRATIVE AGENT EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA SITTING IN PITTSBURGH, PENNSYLVANIA AND OF THE UNITED STATES DISTRICT COURT OF THE WESTERN DISTRICT OF PENNSYLVANIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH PENNSYLVANIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS

AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION WHERE BORROWER OR ITS PROPERTIES ARE LOCATED.

                    (c)          WAIVER OF VENUE. BORROWER AND ADMINISTRATIVE AGENT EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

                    (d)          SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.2(a). NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

          10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          10.16 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the Act.

          10.17 Time of the Essence. Time is of the essence of the Loan Documents.

          10.18 No Fiduciary Relationship. In connection with all aspects of each transaction contemplated by the Loan Documents, Borrower and each Permitted Affiliate acknowledges and agrees that: (i) the Loan Documents and any related arranging or other services described in any of the Loan Documents (or in any commitment letter by PNC Bank, the Arranger or any affiliate thereof) is an arm’s-length commercial transaction between Borrower and its affiliates, on the one hand, and the Arranger, on the other hand, and Borrower, each Permitted Affiliate and their respective affiliates are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by the Loan Documents; (ii) in connection with the process leading to such transaction, PNC Bank and the Arranger each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for Borrower, any Permitted Affiliate or any of their respective affiliates, stockholders, creditors or employees or any other party; (iii) neither PNC Bank nor the Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in Borrower’s, any Permitted Affiliate’s or any of their respective affiliates’ favor with respect to any of the transactions contemplated by the Loan Documents or the process leading thereto (irrespective of whether PNC Bank or the Arranger has advised or is currently advising any such Person or its affiliates on other matters) and neither PNC Bank nor the Arranger has any obligation to Borrower, any Permitted Affiliate or any of their respective affiliates with respect to the transactions contemplated by the Loan Documents except those obligations expressly set forth herein and therein; (iv) PNC Bank and the Arranger and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, the Permitted Affiliates and their respective affiliates and PNC Bank and the Arranger have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) PNC Bank and the Arranger have not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated by the Loan Documents and Borrower, any Permitted Affiliate and their respective affiliates have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Borrower and each Permitted Affiliate hereby waive and release, to the fullest extent permitted by law, any claims that it may have against PNC Bank and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty relating to the transactions contemplated by the Loan Documents.

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          IN WITNESS WHEREOF, Borrower and the other parties hereto have executed this Agreement as of the date first above written.

AMREIT, INC.,
a Maryland corporation

By:	/s/ Chad C. Braun
Name:	Chad C. Braun
Title:	Vice President

Address:	8 Greenway Plaza, Suite 1000
Houston, TX 77046

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PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Michael J. Catalano
Michael J. Catalano, Vice President

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[Signature Page to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as L/C Issuer and Lender

By:	/s/ Michael J. Catalano
Michael J. Catalano, Vice President

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[Signature Page to Credit Agreement]

US BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ John Kuykendall
Name: John Kuykendall
Title: Senior Vice President

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[Signature Page to Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Frederick H. Denecke
Name: Frederick H. Denecke
Title: Vice President

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AMEGY BANK,
as Lender

By:	/s/ Devin R. Hancock
Name: Devin R. Hancock
Title: Vice President

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[Signature Page to Credit Agreement]

CONSENT OF PERMITTED AFFILIATES

          Reference is made to that certain Revolving Credit Agreement dated as of August 3, 2012 (the “Credit Agreement”).

          Each of the undersigned, as “Permitted Affiliates” under the Credit Agreement, (a) acknowledges and consents to the Credit Agreement, (b) makes the representations set forth in Article 7 of the Credit Agreement that apply to such Permitted Affiliate, and (c) agrees to be bound by the covenants of Articles 6 and 10 of the Credit Agreement that apply to such Permitted Affiliate.

Dated as of August 3, 2012

PERMITTED AFFILIATES:

410 Blanco, LP, a Texas limited partnership

By:	410 Blanco GP, LLC, a Texas limited liability
company, its general partner

	By:	AmREIT Inc., a Maryland corporation, its
sole member

		By:	/s/ Chad C. Braun
		Name:	Chad C. Braun
		Title:	Executive Vice President

5115 Buffalo Speedway, LP, a Texas limited partnership

By:	AmREIT SPE 5, LLC, a Texas limited liability
company, its general partner

	By:	AmREIT Inc., a Maryland corporation, its
sole member

		By:	/s/ Chad C. Braun
		Name:	Chad C. Braun
		Title:	Executive Vice President

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[Consent of Permitted Affiliates]

S-1

AmREIT 5402 Westheimer, LP, a Texas limited
partnership

By:	AmREIT 5402 Westheimer GP, LLC, a Texas
limited liability company, its general partner

	By:	AmREIT Inc., a Maryland corporation, its
sole member

		By:	/s/ Chad C. Braun
		Name:	Chad C. Braun
		Title:	Executive Vice President

AmREIT Courtyard, LP, a Texas limited partnership

By:	AmREIT Courtyard GP, LLC, a Texas limited
liability company, its general partner

	By:	AmREIT Inc., a Maryland corporation, its
sole member

		By:	/s/ Chad C. Braun
		Name:	Chad C. Braun
		Title:	Executive Vice President

AmREIT GC Houston, LP, a Texas limited partnership

By:	AmREIT GC Houston GP, LLC, a Texas limited
liability company, its general partner

	By:	AmREIT Inc., a Maryland corporation, its
sole member

		By:	/s/ Chad C. Braun
		Name:	Chad C. Braun
		Title:	Executive Vice President

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[Consent of Permitted Affiliates]

AmREIT I-45 Southpoint, LP, a Texas limited partnership

By:	AmREIT I-45 Southpoint GP, LLC, a Texas limited
liability company, its general partner

	By:	AmREIT Inc., a Maryland corporation, its
sole member

		By:	/s/ Chad C. Braun
		Name:	Chad C. Braun
		Title:	Executive Vice President

AmREIT Macarthur Park, LP, a Delaware limited
partnership

By:	AmREIT MacArthur Park GP, LLC, a Delaware
limited liability company, its general partner

	By:	AmREIT Inc., a Maryland corporation, its
sole member

		By:	/s/ Chad C. Braun
		Name:	Chad C. Braun
		Title:	Executive Vice President

AmREIT Uptown Houston, LP, a Texas limited partnership

By:	AmREIT Uptown Houston GP, LLC, a Texas
limited liability company, its general partner

	By:	AmREIT Inc., a Maryland corporation, its
sole member

		By:	/s/ Chad C. Braun
		Name:	Chad C. Braun
		Title:	Executive Vice President

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[Consent of Permitted Affiliates]

Sugar Land Plaza, LP, a Texas limited partnership

By:	AmREIT SPE 4, LLC, a Texas limited liability
company, its general partner

	By:	AmREIT Inc., a Maryland corporation, its
sole member

		By:	/s/ Chad C. Braun
		Name:	Chad C. Braun
		Title:	Executive Vice President

[Consent of Permitted Affiliates]